As filed with the Securities and Exchange Commission on December 2, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Signing Day Sports, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-2792157
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8355 East Hartford Rd., Suite 100

Scottsdale, AZ 85255

(480) 220-6814

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel Nelson, Chief Executive Officer

8355 East Hartford Rd., Suite 100

Scottsdale, AZ 85255

(480) 220-6814

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis A. Bevilacqua, Esq.

Bevilacqua PLLC

1050 Connecticut Avenue, NW, Suite 500

Washington, DC 20036

(202) 869-0888

Approximate date of commencement of proposed sale to the public: As soon as practicable after the date this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains three prospectuses:

●	a resale prospectus which covers the offering and sale of 62,500 shares of common stock of Signing Day Sports, Inc. that may be sold in one or more secondary offerings by the selling stockholder from time to time;

●	a base prospectus which covers the offering, issuance and sale by us of up to $100.0 million in the aggregate of the securities identified below from time to time in one or more offerings;

●	a prospectus supplement (the “ATM prospectus supplement”) covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $2,709,817 of our common stock that may be issued and sold under an At The Market Offering Agreement, dated December 2, 2024, by and between us and H.C. Wainwright & Co., LLC, as sales agent.

The specific terms of the securities offered pursuant to the base prospectus will be specified in one or more prospectus supplements to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The $2,709,817 of common stock that may be offered, issued and sold pursuant to the At The Market Offering Agreement with H.C. Wainwright & Co., LLC under the ATM prospectus supplement is included in the $100.0 million of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the At The Market Offering Agreement with H.C. Wainwright & Co., LLC, any portion of the $2,709,817 included in the ATM prospectus supplement that is not sold pursuant to the At The Market Offering Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the At The Market Offering Agreement, the full $100.0 million of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED DECEMBER 2, 2024

PROSPECTUS

Up to 62,500 Shares of Common Stock

Signing Day Sports, Inc.

This prospectus relates to the offer and resale from time to time of up to 62,500 shares of our common stock, par value $0.0001 per share (“common stock”), pursuant to a Termination Agreement, dated as of September 18, 2024 (the “Termination Agreement” and as amended by the Termination Agreement Amendment (as defined below), the “Amended Termination Agreement”), between the Company and Boustead Securities, LLC (“Boustead” or the “Selling Stockholder”), a California limited liability company and a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), as amended by a letter agreement, dated as of October 15, 2024, between the Company and Boustead (the “Termination Agreement Amendment”).

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our common stock by the Selling Stockholder.

The Selling Stockholder may resell the shares of common stock included in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may resell the shares of common stock to which this prospectus relates in the section entitled “Plan of Distribution”. The Selling Stockholder may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The Selling Stockholder will pay all brokerage fees and commissions and similar expenses in connection with the offer and resale of the shares being offered by the Selling Stockholder by means of this prospectus. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering under the Securities Act the offer and resale of the shares included in this prospectus by the Selling Stockholder, including legal and accounting fees. See “Plan of Distribution”.

Our shares of common stock are listed on the NYSE American LLC (“NYSE American”) under the symbol “SGN”. On November 29, 2024, the last reported sale price of our common stock on the NYSE American was $8.50 per share.

Unless otherwise noted, the share and per share information in this prospectus have been adjusted to give effect to the one-for-five (1-for-5) reverse stock split of the outstanding common stock which became effective on April 14, 2023 (the “April 2023 Reverse Stock Split”) and the one-for-forty-eight (1-for-48) reverse stock split of the outstanding common stock which became effective on November 16, 2024 (the “November 2024 Reverse Stock Split”).

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, under applicable U.S. federal securities laws, and are eligible for reduced public company reporting requirements. See Item 1A. “Risk Factors – Risks Related to Our Common Stock and Securities Convertible into Our Common Stock – We are subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies and our stockholders could receive less information than they might expect to receive from more mature public companies.” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), which is incorporated by reference into this prospectus.

Investing in our securities is highly speculative and involves a high degree of risk.  See “Risk Factors” beginning on page 9 of this prospectus, in any applicable prospectus supplement and as described in certain of the documents we may incorporate by reference herein, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholder may offer and sell, from time to time, in one or more offerings, up to 62,500 shares of our common stock.

We may file one or more prospectus supplements, or, if appropriate, post-effective amendments, to accompany this prospectus to add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or post-effective amendment, if any, you should rely on the information in the accompanying prospectus supplement or post-effective amendment. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to the offering. You should read both this prospectus and the accompanying prospectus supplement or post-effective amendment, if any, and any free writing prospectus together with the additional information described under “Where You Can Find More Information; Documents Incorporated by Reference”. You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” herein, and the accompanying prospectus supplement or post-effective amendment, if any, and any related free writing prospectus, and under similar headings in any other documents that are incorporated by reference into this prospectus, and the accompanying prospectus supplement or post-effective amendment, if any, and any related free writing prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information; Documents Incorporated by Reference”.

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement or post-effective amendment or free-writing prospectus we may authorize to be delivered or made available to you. Neither we nor the Selling Stockholder have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and any free writing prospectus we have prepared. We and the Selling Stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Offers to sell, and solicitations of offers to buy, shares of our common stock are being made only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing in this prospectus and in the documents we file with the SEC that are incorporated by reference into this prospectus.

For investors outside of the United States: Neither we nor the Selling Stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

In this prospectus, unless the context indicates otherwise, “we,” “us,” “our,” “Signing Day Sports,” “the Company,” “our company” and similar references refer to the operations of Signing Day Sports, Inc., a Delaware corporation.

Trademarks, Trade Names and Service Marks

We use various trademarks, trade names and service marks in our business. For convenience, we may not include the “℠”, “®” or “™” status symbols for these marks, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this prospectus are the property of their respective owners.

Industry and Market Data

We are responsible for the information contained in or incorporated by reference into this prospectus. This prospectus includes or incorporates by reference industry and market data that we obtained from periodic industry publications, third-party studies and surveys, filings of public companies in our industry or internal company surveys. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. The market and industry data used in or incorporated by reference into this prospectus involve risks and uncertainties that are subject to change based on various factors, including those discussed in or incorporated by reference into the section titled “Risk Factors”, any applicable prospectus supplement, and the documents incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in, or implied by, the estimates made by independent parties and by us. Furthermore, we cannot assure you that a third party using different methods to assemble, analyze or compute industry and market data would obtain the same results.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement and the other documents incorporated by reference into this prospectus. You should carefully read the entire prospectus and the other documents incorporated by reference into this prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, any applicable prospectus supplement, and documents referred to in “Where You Can Find More Information; Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus and the other documents incorporated by reference into this prospectus are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Unless otherwise noted, the share and per share information in this prospectus reflects the April 2023 Reverse Stock Split and the November 2024 Reverse Stock Split as if each had occurred at the beginning of the earliest period presented.

Our Company

Overview

We are a technology company developing and operating a platform to give significantly more student-athletes the opportunity to go to college and continue playing sports. Our platform, Signing Day Sports, is a digital ecosystem to help student-athletes get discovered and recruited by coaches and recruiters across the country. We fully support football, baseball, softball, and men’s and women’s soccer, and we plan to expand the Signing Day Sports platform to include additional sports. Each sport is led by former professional athletes and coaches who know what it takes to get to the big leagues.

Signing Day Sports launched in 2019. During the first nine months of 2024, 6,762 aspiring high school athletes and groups throughout the United States subscribed to the Signing Day Sports platform. Colleges in the National Collegiate Athletic Association (NCAA) Division I, Division II, and Division III, and the National Association of Intercollegiate Athletics (NAIA), have utilized our platform for recruitment purposes.

We founded Signing Day Sports to reinvent the high school and college sports recruiting process for the digital era. When we started the Company, recruiting was still being done largely as it had been done since before the mass availability of Internet-connected devices and was still limited by that model. We believe that we identified the flaws in the recruiting process and the unique opportunity it presented for us to become a solution provider in the industry. We developed and operated our platform with the objective of optimizing and enhancing the sports recruitment process across all sizes of colleges and athletic departments.

Our ability to leverage modern technologies to bring coaches and student-athletes together in a mutually beneficial ecosystem has shown significant benefits for both sides of the student-athlete recruitment process. Parents and student-athletes can use the platform to understand and provide what recruiters want to see, seek and gain offers of better athletic scholarships or other financial aid packages, and maximize the potential of a student-athlete’s career. Recruiters now have a comprehensive recruitment application that shows video verification of key attribute data and gives the recruiter the ability to narrow down their search with a highly optimized search engine and student-athlete screening process.

In short, we offer a comprehensive solution that services the needs of all participants in the sports recruitment process. Our goal is to change the way sports recruitment is done for the betterment of everyone.

As of September 30, 2024, we had total assets of approximately $1.2 million with total stockholders’ deficit of approximately $1.5 million.

Our sales increased 119% year-over-year in the first nine months of 2024 compared to the first nine months of 2023 and 293% year-over-year in 2023 compared to 2022, primarily due to increases in event fee payments and subscription revenue.

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Our Historical Performance

The Company’s independent registered public accounting firm has expressed substantial doubt as to the Company’s ability to continue as a going concern. We have incurred losses for each period from our inception and a significant accumulated deficit. For the nine months ended September 30, 2024 and 2023, our net loss was approximately $5.413 million and approximately $2.676 million, respectively, and our net cash used in operating activities was approximately $3.489 million and approximately $1.497 million, respectively. For the fiscal years ended December 31, 2023 and 2022, our net loss was approximately $5.478 million and approximately $6.674 million, respectively, and our cash used in operating activities was approximately $4.848 million and approximately $4.928 million, respectively. As of September 30, 2024 and December 31, 2023, we had an accumulated deficit of approximately $22.372 million and $16.959 million, respectively. As of September 30, 2024, we had total current liabilities of approximately $2.605 million, compared to approximately $1,000 in cash and cash equivalents. For more information regarding our financial condition, see “Our current liabilities could adversely affect our financial condition or liquidity, and we could have difficulty fulfilling our financial obligations, which may have a material adverse effect on us.” in Part II. Item 1A. “Risk Factors” of our Quarterly Report on Form 10-Q filed with the SEC on November 14, 2024, which is incorporated by reference herein (the “Third Quarter 2024 Form 10-Q”).

In anticipation of a transaction intended to allow us to continue as a going concern, on September 18, 2024, the Company entered into a Binding Term Sheet, dated as of September 18, 2024, among the Company, Dear Cashmere Group Holding Company, a Nevada corporation (“DRCR”), James Gibbons, and Nicholas Link (the “DRCR Binding Term Sheet”), to acquire 99.13% of the issued and outstanding capital stock of DRCR, in exchange for, among other consideration, the issuance of common stock and preferred stock to certain stockholders of DRCR that would constitute approximately 91.76% of the as-converted and fully-diluted shares of the Company. We believe that DRCR’s reported growth, revenue generation, profitability, financial resources, and capital-raising abilities, following the Company’s acquisition of DRCR, if successful, would significantly enhance the Company’s revenue generation, technical capabilities, profitability, and ability to raise capital. The transaction remains subject to execution of definitive stock purchase agreement(s) and the satisfaction or waiver of closing conditions and post-closing conditions. There can be no assurance that definitive stock purchase agreement(s) will be entered into or that the transaction will be consummated. See “—Liquidity and Capital Resources – Recent Developments – Amendment to Binding Term Sheet” and “—Liquidity and Capital Resources – Contractual Obligations – Binding Term Sheet” of the Third Quarter 2024 Form 10-Q. We are also actively seeking to raise funds, primarily to pay off existing liabilities, rather than for growth or expansion. If we are successful in these regards, we will seek substantial additional capital to fund our planned operations and growth until September 30, 2025 and for at least 12 months beyond that period in order to transition to profitable operations and finance operations primarily from profits. Such acquisition and funding, if obtained, is expected to mitigate the factors which raise substantial doubt about the Company’s ability to continue as a going concern. However, there can be no assurance that the Company will be successful in these regards, or that its financial resources will be sufficient to remain in operation or that necessary financing will be available on satisfactory terms, if at all. The Company may be forced to significantly reduce its spending, delay or cancel its planned activities, sell off substantial assets, or substantially change its business plans or corporate or capital structure. There can also be no assurance that the Company will ever succeed in generating sufficient revenues to continue its operations as a going concern. For further discussion, see “We will need to obtain additional funding to continue operations. If we fail to obtain the necessary financing or fail to become profitable or are unable to sustain profitability on a continuing basis, then we may be unable to continue our operations and be forced to significantly delay, scale back or discontinue our operations or explore other strategies.” in Part II. Item 1A. “Risk Factors” and “—Liquidity and Capital Resources – Going Concern” of the Third Quarter 2024 Form 10-Q.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	present three years, and may instead present only two years, of audited financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this report;

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●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	comply with certain greenhouse gas emissions disclosure and related third-party assurance requirements;

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1,235,000,000, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions and accommodations available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including as to: (i) the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (ii) scaled executive compensation disclosures; (iii) presenting three years of audited financial statements; and (iv) compliance with certain greenhouse gas emissions disclosure and related third-party assurance requirements.

Corporate Information

Our principal executive offices are located at 8355 East Hartford Rd., Suite 100, Scottsdale, AZ 85255 and our telephone number is (480) 220-6814. We maintain a website at https://www.signingdaysports.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

Retrospective Presentation of April 2023 Reverse Stock Split and November 2024 Reverse Stock Split

Except as otherwise indicated, all references to our common stock, share data, per share data and related information has been adjusted for the April 2023 Reverse Stock Split and November 2024 Reverse Stock Split as if each had occurred at the beginning of the earliest period presented.

Transaction Relating to this Offering

On September 18, 2024, the Company entered into the Termination Agreement with Boustead. The parties entered into the Termination Agreement in order to terminate the engagement letter, dated as of August 9, 2021, as amended by letter agreements entered into by Boustead and the Company dated as of November 4, 2023, November 8, 2023, and November 13, 2023 (as amended, the “Boustead Engagement Letter”), pursuant to which Boustead had certain rights to act as a financial advisor to the Company. The Termination Agreement also provided for the termination of the right of first refusal (the “Right of First Refusal”) provided under the Underwriting Agreement, dated as of November 13, 2023, between the Company and Boustead, as representative of the underwriters in connection with the Company’s firm commitment underwritten initial public offering (the “Underwriting Agreement”), in exchange for the issuance of the Termination Shares (as defined below).

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The Termination Agreement provided that the Company will issue to Boustead 62,500 shares (the “Initial Termination Shares”) of common stock, by the later of the date that was (i) five business days after the date of the Termination Agreement and (ii) the date that the NYSE American authorized the issuance of the Initial Termination Shares (the “Termination Date”). On the Termination Date, the Boustead Engagement Letter and the Right of First Refusal and rights and obligations pursuant to the Boustead Engagement Letter and the Right of First Refusal would be terminated except with respect to certain customary surviving provisions.

The Termination Agreement further provided that upon issuance of common stock or other securities that are exercisable or exchangeable for, or convertible into, common stock to any third party (other than Boustead or any affiliate of Boustead), the Company will issue to Boustead a number of shares of common stock equal to 10.35% of the shares of common stock (or other securities) so issued by the Company in any such transaction other than a Change in Control (as defined in the Termination Agreement) (the “Additional Termination Shares,” and, together with the Initial Termination Shares, the “Termination Shares”), by the later of (i) five business days after the date of such issuance and (ii) the date that the NYSE American authorizes the issuance of the Additional Termination Shares. The Company’s obligation to issue Additional Termination Shares will cease immediately prior to the effective date of a Change in Control and, for the avoidance of doubt, Boustead will not be entitled to any percentage of the securities issued by the Company in connection with the Change in Control.

Under the Termination Agreement, the Termination Shares are not subject to any lock up agreement, however, once the Termination Shares are registered for resale by Boustead under an effective registration statement, Boustead may not sell on any trading day more than ten percent of the total trading volume of the common stock on such day. The Termination Agreement requires that the Company register for resale all or, at Boustead’s option, any portion of the Termination Shares concurrently with the registration of the offer and sale of such other securities, all to the extent requisite to permit the public offering and resale of the Termination Shares.

On October 15, 2024, the Company entered into the Termination Agreement Amendment. The Termination Agreement Amendment amended and supplemented the Termination Agreement to provide that notwithstanding anything to the contrary, the aggregate number of shares of common stock issuable to Boustead pursuant to the Termination Agreement is limited to no more than 19.99% of the aggregate number of shares issued and outstanding shares of common stock immediately prior to the execution of the Termination Agreement, or 75,452 shares of common stock, which number of shares shall be reduced, on a share-for-share basis, by the number of shares of common stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Termination Agreement under applicable rules of the NYSE American (the “Termination Shares Exchange Cap”), unless the Company’s stockholders have approved the issuance of common stock pursuant to the Termination Agreement in excess of that amount in accordance with the applicable rules of the NYSE American (the “Exchange Cap Stockholder Approval”).

The Termination Agreement Amendment states that the Company will be required to file a registration statement on Form S-4 (the “Registration Statement”) that includes a joint proxy statement/prospectus relating to a meeting of stockholders (the “Stockholders Meeting”) pursuant to a stock purchase agreement that the Company expects to enter into on substantially the same terms as the DRCR Binding Term Sheet. The Stockholders Meeting will be required to occur within 45 days of the effective date of the Registration Statement, but no later than 180 days after the date after such 45-day period (the “Extended Meeting Deadline”). The Termination Agreement Amendment provides that the Company will solicit proxies to vote for the Exchange Cap Stockholder Approval at the Stockholders Meeting and to include all necessary information to obtain the Exchange Cap Stockholder Approval in the related proxy statement. If the Company files a proxy statement in connection with any other meeting of stockholders, or an information statement in connection with a written consent of stockholders in lieu of a stockholders meeting, prior to the Stockholders Meeting, it shall include a proposal to obtain the Exchange Cap Stockholder Approval in such proxy statement and solicit proxies for such Exchange Cap Stockholder Approval, or include disclosure of the Exchange Cap Stockholder Approval in such information statement, in each case in accordance with applicable rules of the SEC to obtain the Exchange Cap Stockholder Approval.

The Termination Agreement Amendment provides that if the Company fails to obtain the Exchange Cap Stockholder Approval by the Extended Meeting Deadline, then the Company shall promptly, and in any event within 15 days of the Extended Meeting Deadline, make a true up cash payment to Boustead in an amount equal to the product of (i) the number of additional shares of common stock that Boustead would have received pursuant to the Termination Agreement, but for the Termination Shares Exchange Cap, multiplied by (ii) the value weighted average price of the common stock for the 30-day period ending on the day of the Extended Meeting Deadline.

On October 17, 2024, the NYSE American authorized the issuance of the Initial Termination Shares. Accordingly, the Company issued the Initial Termination Shares to Boustead. Pursuant to such issuance, the Termination Date occurred on October 17, 2024. On such date, the Boustead Engagement Letter and the Right of First Refusal and rights and obligations pursuant to the Boustead Engagement Letter and the Right of First Refusal were terminated except with respect to certain customary surviving provisions. Pursuant to the registration requirements under the Amended Termination Agreement, the registration statement on Form S-3 of which this prospectus forms a part was filed with the SEC in part to register the Initial Termination Shares for resale by Boustead as the Selling Stockholder, and this prospectus covers the resale of the Initial Termination Shares by Boustead as the Selling Stockholder.

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The Offering

Common stock offered by the Selling Stockholder:	Up to 62,500 shares of common stock.

Use of Proceeds:	We will not receive any proceeds from the sales of outstanding common stock by the Selling Stockholder. We have not received, and will not receive, any cash proceeds from the issuance of the Initial Termination Shares. See “Use of Proceeds” on page 12 of this prospectus.

Risk Factors:	Investing in our common stock involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 9 of this prospectus, and in the “Risk Factors” section in any applicable prospectus supplement and any document incorporated by reference herein, before deciding to invest in our common stock.

Trading market and symbol:	Our common stock is listed on the NYSE American under the symbol “SGN”.

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DESCRIPTION OF SECURITIES

The description of our authorized capital stock and our outstanding securities as of the date of the filing of the 2023 Annual Report is incorporated by reference to Exhibit 4.1 to the 2023 Annual Report, and supplemented or updated as follows:

General

The authorized capital stock of the Company consists of 150,000,000 shares of common stock and 15,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”). No other classes of securities are authorized under the Second Amended and Restated Certificate of Incorporation, as amended.

As of November 29, 2024, there were 773,715 shares of common stock, and owned by 70 stockholders of record, which does not include holders whose shares are held in nominee or “street name” accounts through banks, brokers or other financial institutions, and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, subject to the rights of holders of preferred stock. Under our Second Amended and Restated Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws, as amended, any corporate action to be taken by vote of stockholders other than for election of directors shall be authorized by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter, subject to the rights of holders of preferred stock. Directors are elected by a plurality of votes, subject to the rights of holders of preferred stock to elect directors. Stockholders entitled to vote in an election of directors may remove any director from office at any time, with or without cause, by the affirmative vote of a majority in voting power thereof, subject to the rights of holders of preferred stock. The holders of one-third of the outstanding shares of stock entitled to vote, present in person, by remote communication, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, subject to the rights of holders of preferred stock. Stockholders do not have cumulative voting rights.

Holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds, subject to the rights of holders of preferred stock. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the rights of holders of preferred stock.

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock.

Below is a description of outstanding securities into which common stock may be converted or as to which common stock will be issued upon proper exercise thereof as of November 29, 2024.

Options

On August 31, 2022, we established the Signing Day Sports, Inc. 2022 Equity Incentive Plan (as amended, the “Plan”). On February 27, 2024, the stockholders of the Company approved Amendment No. 1 to the Plan to increase the number of shares of common stock reserved for issuance under the Plan. On September 18, 2024, the stockholders of the Company approved the Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan, which further increased the number of shares of common stock reserved for issuance under the Plan to 93,750 shares of common stock. The purpose of the Plan is to grant restricted stock, stock options and other forms of incentive compensation to our officers, employees, directors and consultants. Cancelled and forfeited stock options and stock awards may again become available for grant under the Plan. As of November 29, 2024, 263 shares remain available for issuance under the Plan. For a further description of the terms of the Plan, please see Item 11. “Executive Compensation – Signing Day Sports, Inc. 2022 Equity Incentive Plan” in the 2023 Annual Report.

As of November 29, 2024, we have granted stock options to certain employees, consultants, officers, and directors that may be exercised to purchase a total of 6,170 shares of common stock at a weighted-average exercise price of $130.33 per share. A number of these options remain subject to certain vesting conditions. The options will terminate on dates ranging from September 2032 to November 2033 except that options will generally terminate within three months of termination of the Continuous Service (as defined in the Plan) of the grantee. The description above does not include granted stock options or portions of granted stock options that subsequently terminated unexercised due to employee departures.

We have filed registration statements on Form S-8 with the SEC to register the issuance of shares of common stock upon exercise of these options.

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Warrants

Warrants Issued to Boustead Securities, LLC

On May 20, 2024, the Company issued a warrant to Boustead to purchase 2,006 shares of common stock at an exercise price of $14.40 per share (the “May 2024 Boustead Warrant”). On July 25, 2024, the Company also issued a warrant to Boustead to purchase 487 shares of common stock at an exercise price of $14.40 per share (the “July 2024 Boustead Warrant”). Each of these warrants is exercisable for a period of five years from the date of issuance, contains cashless exercise provisions, and may have certain registration rights.

Warrant Issued to FirstFire Global Opportunities Fund, LLC

On May 16, 2024, the Company issued a warrant (the “May 2024 FF Warrant”) to FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), to purchase up to 28,646 shares of common stock at an initial exercise price of $14.40 per share, as amended by the Amendment to Senior Secured Promissory Note and Warrants, dated as of May 20, 2024, between the Company and FirstFire. The First May 2024 FF Warrant will be exercisable from the date of issuance until the fifth anniversary of the date of issuance. The holder may exercise the May 2024 FF Warrant by a “cashless” exercise if the Market Price (as defined below) is less than the exercise price then in effect and there is no effective registration statement for the resale of the shares. The “Market Price” is defined as the highest traded price of the common stock during the 30 trading days before the date of the cashless exercise. The number of shares issuable upon cashless exercise will equal (i) the product of (a) the number of shares of common stock that the holder elects to purchase under the May 2024 FF Warrant, times (b) the Market Price less the exercise price, divided by (ii) the Market Price.

Under the May 2024 FF Warrant, the holder of the May 2024 FF Warrant may at any time and from time to time, subject to a limitation on beneficial ownership to 4.99% of the common stock that would be outstanding immediately after conversion or exercise, exercise the May 2024 FF Warrant to purchase shares of common stock at an initial exercise price of $14.40 per share, subject to adjustment, including adjustments under full-ratchet anti-dilution provisions for any issuances of securities at a lower price per share or per underlying share of common stock other than for an Excluded Issuance (as defined in the Securities Purchase Agreement, dated as of May 16, 2024, by and between the Company and FirstFire, or for any issuances of securities at a price which varies or may vary with the market price of the common stock, to match the price of such lower-priced or variable-priced securities, or for other dilution events. Simultaneous with any adjustment to the exercise price as a result of an anti-dilution adjustment, the number of shares underlying the May 2024 FF Warrant will be adjusted proportionately so that after such adjustment the aggregate exercise price payable under the May 2024 FF Warrant for the adjusted number of shares underlying the May 2024 FF Warrant will be the same as the aggregate exercise price in effect immediately prior to such adjustment (without regard to any limitations on exercise). The May 2024 FF Warrant also contains rights to any rights to purchase securities of the Company distributed pro rata to the stockholders of the Company.

On August 12, 2024, the Company entered into a Redemption Agreement (the “FirstFire Warrants Redemption Agreement”), dated as of August 12, 2024, between the Company and FirstFire. The FirstFire Warrants Redemption Agreement provides, among other things, that the Company will have the right (the “FirstFire Warrants Redemption Right”) to purchase the unexercised portion of the May 2024 FF Warrant and (ii) a warrant issued by the Company to FirstFire on June 18, 2024 to purchase up to 13,793 shares of common stock at an initial exercise price of $14.40 per share on substantially the same terms as the May 2024 FF Warrant (the “June 2024 FF Warrant” and together with the May 2024 FF Warrants, the “FirstFire Warrants”), from August 12, 2024 to February 12, 2025, for up to an aggregate consideration of $100,000, reduced pro rata to the extent that the May 2024 FF Warrant and the June 2024 FF Warrant are exercised prior to the Company’s exercise of the FirstFire Warrants Redemption Right.

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On November 12, 2024, the Company delivered a letter (the “November 2024 Reduced Exercise Price Offer”) to FirstFire, containing an offer to voluntarily temporarily reduce the exercise price under the FirstFire Warrants (as defined in “—Debt – May 2024 Private Placement of Convertible Senior Secured Promissory Note and Warrants – May 2024 FF Warrants – First May 2024 FF Warrant”) from the initial applicable exercise price of $14.40 per share to $5.76 per share (the November 2024 Reduced Exercise Price”). On the same date, FirstFire accepted and executed the November 2024 Reduced Exercise Price Offer. The November 2024 Reduced Exercise Price Offer is subject to certain terms and conditions, including the following: (i) The FirstFire Warrants may only be exercised at the Reduced Exercise Price on or prior to December 13, 2024; (ii) no adjustment to the number of shares issuable upon exercise of the FirstFirst Warrants will occur as a result of the November 2024 Reduced Exercise Price Offer or any exercise of the FirstFire Warrants according to its terms; (iii) the November 2024 Reduced Exercise Price Offer will have no effect on the terms and conditions of the FirstFire Warrants Redemption Agreement, such that any exercise of the FirstFire Warrants at the November 2024 Reduced Exercise Price will reduce the Redemption Price (as defined by the FirstFire Warrants Redemption Agreement) for the remaining unexercised portion of the FirstFire Warrants by the same amount as would apply to an exercise of the FirstFire Warrants at the initial exercise price of $14.40 per share; and (iv) the November 2024 Reduced Exercise Price Offer was conditioned on its approval by the board of directors of the Company. In addition, under the terms of the November 2024 Reduced Exercise Price Offer, any attempt to exercise the FirstFire Warrants by cashless exercise at the Reduced Exercise Price will be null and void.

On November 13, 2024, the June 2024 FF Warrant was fully exercised pursuant to the November 2024 Reduced Exercise Price Offer. As of November 29, 2024, the May 2024 FF Warrant remained outstanding and unexercised.

Convertible Promissory Note issued to Dear Cashmere Group Holding Company

On October 7, 2024, the Company issued a Convertible Promissory Note to DRCR, dated October 7, 2024, in the principal amount of $150,000 (the “October 2024 Note”). The principal will accrue interest at an annual rate of 35%. The principal and accrued interest will become payable on the date of written demand any time after the closing of the Company’s next financing transaction (the “October 2024 Note Payment Date”). The Company is required to make full payment of the balance of all principal and accrued interest on the October 2024 Note Payment Date. The Company may prepay the principal and any interest then due without penalty. If any amount is not paid when due, such overdue amount will accrue default interest at a rate of 37%. The October 2024 Note contains customary representations, warranties, and events of default provisions.

In addition, the October 2024 Note provides that at any time after an event of default, the holder of the October 2024 Note may convert the outstanding principal amount plus accrued and unpaid interest into shares of common stock at a conversion price of $14.40 per share, subject to adjustment for stock splits and similar transactions. The conversion right is subject to prior authorization of the NYSE American. The October 2024 Note will be amended to incorporate any modifications requested by the NYSE American.

Preferred Stock

Our board of directors is authorized to direct us to issue up to 15,000,000 shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, the applicable prospectus supplement, the information set forth under Item 1A. “Risk Factors” of the 2023 Annual Report, which is incorporated herein by reference except to the extent that the risk factors stated therein are amended, restated and updated hereby, and in other filings we make with the SEC, before purchasing our common stock. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus and in the reports incorporated herein by reference, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to the Company’s Business, Operations and Industry

Our current liabilities could adversely affect our financial condition or liquidity, and we could have difficulty fulfilling our financial obligations, which may have a material adverse effect on us.

As of September 30, 2024, we had outstanding indebtedness and other liabilities totaling approximately $2.682 million, compared to approximately $1,000 in cash and cash equivalents. Our current level of indebtedness and other financial obligations increases the risk that we may be unable to generate cash sufficient to pay amounts due in respect of our indebtedness and other financial obligations. The level of our indebtedness and other financial obligations could have other important consequences on our business, including:

●	making it more difficult for us to satisfy our obligations with respect to indebtedness and other financial obligations;

●	increasing our vulnerability to adverse changes in general economic, industry, and competitive conditions;

●	requiring us to dedicate a significant portion of our cash flows from operations to make payments on our indebtedness and other financial obligations, thereby reducing the availability of our cash flows to fund working capital and other general corporate purposes;

●	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

●	restricting us from capitalizing on business opportunities;

●	placing us at a competitive disadvantage compared to our competitors that have less debt and other financial obligations;

●	limiting our ability to borrow additional funds for working capital, acquisitions, debt service requirements, execution of our business strategy, or other general corporate purposes;

●	requiring us to provide additional credit support, such as letters of credit or other financial guarantees, to our customers or suppliers, thereby limiting our availability of funds;

●	limiting our ability to enter into certain commercial arrangements because of concerns of counterparty risks; and

●	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors that have less debt.

The occurrence of any one or more of these circumstances could have a material adverse effect on us.

Our ability to pay off our indebtedness and other financial obligations depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business, and other factors (many of which are beyond our control), including the availability of financing in the international banking and capital markets. We cannot be certain that our business will generate sufficient cash flows from operations or that capital will be available to us in an amount sufficient to enable us to pay off our indebtedness and other financial obligations, or to fund our other liquidity needs.

If we are unable to meet our debt and other financial obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt and other financial obligations. Failure to successfully restructure or refinance our debt and other financial obligations could cause us to default on our debt and other financial obligations and would impair our liquidity. Our ability to restructure or refinance our debt and other financial obligations will depend on the condition of the capital markets, which is outside of our control, and our financial condition at such time. Any refinancing of our debt and other financial obligations could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations.

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Moreover, in the event that we fail to make a required payment on our debt and other financial obligations when due, if not cured or waived, the affected creditor could elect to declare all the funds borrowed or owed to be immediately due and payable, together with accrued and unpaid interest. Our assets or cash flows may not be sufficient to fully pay off debt and other financial obligations upon such demand. Any failure to repay our indebtedness or other financial obligations when due, if not cured or waived, could force us into bankruptcy, reorganization, insolvency, or liquidation.

We will need to obtain additional funding to continue operations. If we fail to obtain the necessary financing or fail to become profitable or are unable to sustain profitability on a continuing basis, then we may be unable to continue our operations and be forced to significantly delay, scale back or discontinue our operations or explore other strategies.

Our current cash runway is insufficient for us to be able to achieve or maintain positive cash flow. We have incurred losses for each period from our inception and a significant accumulated deficit. For the nine months ended September 30, 2024 and 2023, our net loss was approximately $5.413 million and approximately $2.676 million, respectively, and our net cash used in operating activities was approximately $3.489 million and approximately $1.497 million, respectively. For the fiscal years ended December 31, 2023 and 2022, our net loss was approximately $5.478 million and approximately $6.674 million, respectively, and our cash used in operating activities was approximately $4.848 million and approximately $4.928 million, respectively. As of September 30, 2024 and December 31, 2023, we had an accumulated deficit of approximately $22.372 million and approximately $16.959 million, respectively. As of September 30, 2024, we had total current liabilities of approximately $2.605 million, compared to approximately $1,000 in cash and cash equivalents.

As a result of our critical financial condition, we are actively seeking to raise funds, primarily to pay off existing indebtedness and accounts payable to avoid loan defaults, lawsuits, bankruptcy, and liquidation, rather than for growth or expansion. Even if we are successful in this regard, we will require substantial additional capital to fund our planned operations, and if we fail to obtain necessary financing, our business plans may not be successful.

Our ability to obtain the necessary financing to carry out our operating plans or remain in operation is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds on acceptable terms, we will have to significantly reduce our spending, delay or cancel our planned activities, substantially change our corporate or capital structure, terminate major unprofitable business operations that have defined our company since inception, and sell the related assets. Any of these contingency plans may at minimum change our business focus to one with which you do not agree or that may not meet your investment objectives, and if they are not successful, we may be forced into bankruptcy or dissolution and your investment could lose all value.

Risks Related to This Offering

Sales by the Selling Stockholder of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. The Selling Stockholder may sell significant quantities of our common stock at any time pursuant to this prospectus. We cannot predict the effect that such sales of common stock or other equity-related securities would have on the market price of our common stock.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The Selling Stockholder may sell the shares being offered by means of this prospectus at different times and at different prices.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any prospectus supplement or documents incorporated by reference herein or therein may contain, forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the section “Prospectus Summary” in this prospectus, under Item 1. “Business” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the 2023 Annual Report, Part 1. Financial Information – Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Quarterly Reports on Form 10-Q filed with the SEC on each of May 15, 2024, August 19, 2024, and November 14, 2024, and may be contained in our prospectus supplements or future SEC reports. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	the benefits from the anticipated acquisition of the majority of the outstanding equity of DRCR, which presumes, among other things, the Company’s ability to obtain securities exchange clearance of an initial listing application of the post-acquisition Company, obtain stockholder approval of the acquisition, integrate DRCR’s business into the Company’s business, and derive the benefits of the expected resources and synergies from the acquisition;

●	anticipated benefits from strategic alliances and collaborations with certain sports organizations or celebrity professional sports consultants;

●	our ability to implement certain desired artificial intelligence features into our platform;

●	our anticipated ability to obtain additional funding to develop additional services and offerings;

●	expected market acceptance of our existing and new offerings;

●	anticipated competition from existing online offerings or new offerings that may emerge;

●	anticipated favorable impacts from strategic changes to our business on our net sales, revenues, income from continuing operations, or other results of operations;

●	our expected ability to attract new users and customers, with respect to football, sports other than football, or both;

●	our expected ability to increase the rate of subscription renewals;

●	our expected ability to slow the rate of user attrition;

●	our expected ability and third parties’ abilities to protect intellectual property rights;

●	our expected ability to adequately support future growth;

●	our expected ability to comply with user data privacy laws and other legal requirements;

●	anticipated legal and regulatory requirements and our ability to comply with such requirements; and

●	our expected ability to attract and retain key personnel to manage our business effectively.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus, in the 2023 Annual Report  under Item 1A. “Risk Factors”, the other documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement, and the risks detailed from time to time in our future SEC reports or registration statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus and any applicable prospectus supplement and documents incorporated by reference herein relate only to events or information as of the date they are made. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Stockholder.

The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by it for brokerage, accounting, tax or legal services or any other expenses incurred by it in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our common stock. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant. See also Item 1A. “Risk Factors – Risks Related to Our Common Stock – We do not expect to declare or pay dividends on our common stock in the foreseeable future.” in the 2023 Annual Report, which is incorporated by reference herein.

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SELLING STOCKHOLDER

The shares of common stock being offered by the Selling Stockholder consist of up to all 62,500 of the Initial Termination Shares. We are registering the shares for resale in order to permit the Selling Stockholder to offer the shares for resale from time to time and to comply with certain obligations under the Amended Termination Agreement.

Except as disclosed below, the Selling Stockholder has not had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years other than with respect to the ownership of these securities.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of our common stock by the Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder. The third column lists the number of shares of common stock that may be offered by means of this prospectus by the Selling Stockholder. The fourth column assumes the sale of all of the shares of common stock being offered by the Selling Stockholder pursuant to this prospectus.

Applicable percentage ownership is based on 773,715 shares of common stock outstanding as of November 29, 2024. We have determined beneficial ownership in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares subject to warrants, convertible notes, or other exercisable or convertible securities held by that person that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of November 29, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Where noted in the footnotes to the table below, the amount and percentage of common stock beneficially owned listed in the table have been reduced to give effect to the Offered Securities Beneficial Ownership Limitation.

The Selling Stockholder may sell all, some or none of the shares being offered in this offering. See “Plan of Distribution”.

	Common Stock Beneficially Owned Prior to this Offering					Common Stock Beneficially Owned After this Offering
Name	Number of Shares		Percentage of Outstanding Shares(1)	Number of Shares Being Offered		Number of Shares		Percentage of Outstanding Shares
Boustead Securities, LLC(2)	71,888	(2)	9.2%	62,500	(2)	9,388	(2)	0.2%

(1)	Based on 773,715 shares of common stock issued and outstanding as of November 29, 2024. Any exercisable or convertible securities exercisable or convertible within 60 days of November 29, 2024 have been included in the denominator with respect to the respective beneficial owner only.

(2)	The number of shares of common stock that are beneficially owned consists of (i) 63,799 shares of common stock, (ii) 3,678 shares of common stock issuable upon exercise of a warrant issued to Boustead in December 2021 (the “December 2021 Boustead Warrant”), (iii) 1,750 shares of common stock issuable upon exercise of a warrant issued to Boustead in November 2023 (the “Representative’s Warrant”), (iv) 168 shares of common stock in aggregate issuable upon exercise of certain warrants issued to Boustead during March 2024 (the “March 2024 Boustead Warrants”), (v) 2,006 shares of common stock issuable upon exercise of the May 2024 Boustead Warrant, and (vi) 487 shares of common stock issuable upon exercise of the July 2024 Boustead Warrant. The number of shares of common stock being offered consists of the 62,500 Initial Termination Shares. Lincoln Smith has sole voting and investment power over the securities held by Boustead. Boustead is a registered broker-dealer and a member of FINRA. Boustead acted as the representative of the underwriters of our initial public offering and received the Representative’s Warrant as partial consideration for underwriter services. Boustead was issued 1,299 shares of common stock, the December 2021 Boustead Warrant, the March 2024 Boustead Warrants, the May 2024 Boustead Warrant, and the July 2024 Boustead Warrant pursuant to the Boustead Engagement Letter. Boustead received the Initial Termination Shares pursuant to the Amended Termination Agreement.

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares of common stock offered by this prospectus under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares of common stock offered by this prospectus, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of shares of common stock offered by this prospectus or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of common stock offered by this prospectus short and deliver these shares to close out its short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of shares of common stock offered by this prospectus, which shares such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transactions).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares of common stock offered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The shares of common stock offered by this prospectus will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The Amended Termination Agreement contains certain registration requirements with respect to certain of the shares of common stock being offered by means of this prospectus. See “Prospectus Summary – Transaction Relating to this Offering”. The registration statement of which this prospectus forms a part is intended to address these registration requirements. We are also required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.

Our common stock is currently listed on the NYSE American under the symbol “SGN”.

14

LEGAL MATTERS

Certain legal matters relating to the offering and sale of the securities offered hereby will be passed upon for us by Bevilacqua PLLC.

EXPERTS

The financial statements of the Company as of and for the fiscal years ended December 31, 2023 and December 31, 2022 are incorporated into this prospectus by reference in reliance upon the report incorporated by reference of BARTON CPA PLLC, an independent registered public accounting firm, appearing therein (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as disclosed in Note 1 to the consolidated financial statements), and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is https://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.ir.signingdaysports.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

15

Incorporation by Reference

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), including after the date of the initial registration statement of which this prospectus forms a part was filed and prior to effectiveness of the registration statement of which this prospectus forms a part, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 29, 2024;

●	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on November 14, 2024;

●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on August 19, 2024;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 15, 2024;

●	our Current Reports on Form 8-K (and any amendments thereto on Form 8-K/A) filed with the SEC on January 8, 2024, January 29, 2024, February 14, 2024, February 28, 2024, March 6, 2024, March 11, 2024, April 11, 2024, April 17, 2024, April 26, 2024, May 3, 2024, May 17, 2024, May 21, 2024, June 14, 2024, June 20, 2024, July 10, 2024, July 18, 2024, July 24, 2024, July 26, 2024, August 12, 2024, September 16, 2024, September 19, 2024, September 19, 2024, September 27, 2024, October 8, 2024, October 10, 2024, October 15, 2024, October 16, 2024, October 17, 2024, November 6, 2024, November 13, 2024, and November 18, 2024, and November 26, 2024 (other than information furnished and not filed); and

●	The description of the common stock which is contained in the Company’s Registration Statement on Form 8-A filed with the SEC on November 9, 2023 (File No. 001-41863) pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement made in a document incorporated by reference into this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus or such prospectus supplement to the extent that a statement contained in this prospectus or such prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Signing Day Sports, Inc., Attn: Secretary, 8355 East Hartford Rd., Suite 100, Scottsdale, AZ 85255, or by calling us at (480) 220-6814.

16

Signing Day Sports, Inc.

Up to 62,500

Shares of Common Stock

PROSPECTUS

_______, 2024

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED DECEMBER 2, 2024

PROSPECTUS

$100,000,000

Signing Day Sports, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $100,000,000.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our shares of common stock, par value $0.0001 per share (“common stock”), are listed on the NYSE American under the symbol “SGN”. On November 29, 2024, the last reported sale price of our common stock on the NYSE American was $8.50 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Unless otherwise noted, the share and per share information in this prospectus have been adjusted to give effect to the one-for-five (1-for-5) reverse stock split of the outstanding common stock which became effective on April 14, 2023 (the “April 2023 Reverse Stock Split”) and the one-for-forty-eight (1-for-48) reverse stock split of the outstanding common stock which became effective on November 16, 2024 (the “November 2024 Reverse Stock Split”).

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, under applicable U.S. federal securities laws, and are eligible for reduced public company reporting requirements. See Item 1A. “Risk Factors – Risks Related to Our Common Stock and Securities Convertible into Our Common Stock – We are subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies and our stockholders could receive less information than they might expect to receive from more mature public companies.” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), which is incorporated by reference into this prospectus.

As of November 29, 2024, the aggregate market value of our outstanding common stock held by non-affiliates was $8,129,453 based upon 773,715 shares of outstanding common stock, of which 639,108 shares were held by non-affiliates, and the last reported sale price of our common stock of $12.72 per share on October 9, 2024. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell shares pursuant to this prospectus having a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. In the event that subsequent to the date of this prospectus the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, such one-third limitation on sales shall not apply to sales subsequently made pursuant to this prospectus. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar month period that ends on and includes the date hereof.

Investing in our securities is highly speculative and involves a high degree of risk.  See “Risk Factors” beginning on page S-5 of this prospectus, in any applicable prospectus supplement and as described in certain of the documents we may incorporate by reference herein, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, in one or more offerings, up to $100.0 million of our common stock.

We may file one or more prospectus supplements, or, if appropriate, post-effective amendments, to accompany this prospectus to add, update or change information contained in this prospectus. Each time we offer securities, we will provide you with this prospectus and a prospectus supplement, or post-effective amendment, if applicable, that will describe, among other things, the specific amounts and prices and terms of the shares of the securities being offered. If the information varies between this prospectus and the accompanying prospectus supplement, or post-effective amendment, if any, you should rely on the information in the accompanying prospectus supplement or post-effective amendment. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to the offering. You should read both this prospectus and the accompanying prospectus supplement or post-effective amendment, if any, and any free writing prospectus together with the additional information described under “Where You Can Find More Information; Documents Incorporated by Reference”. You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” herein, and the accompanying prospectus supplement or post-effective amendment, if any, and any related free writing prospectus, and under similar headings in any other documents that are incorporated by reference into this prospectus, and the accompanying prospectus supplement or post-effective amendment, if any, and any related free writing prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information; Documents Incorporated by Reference”.

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement or post-effective amendment or free-writing prospectus we may authorize to be delivered or made available to you. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Offers to sell, and solicitations of offers to buy, shares of our common stock are being made only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing in this prospectus and in the documents we file with the SEC that are incorporated by reference into this prospectus.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

In this prospectus, unless the context indicates otherwise, “we,” “us,” “our,” “Signing Day Sports,” “the Company,” “our company” and similar references refer to the operations of Signing Day Sports, Inc., a Delaware corporation.

Trademarks, Trade Names and Service Marks

We use various trademarks, trade names and service marks in our business. For convenience, we may not include the “℠”, “®” or “™” status symbols for these marks, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this prospectus are the property of their respective owners.

Industry and Market Data

We are responsible for the information contained in or incorporated by reference into this prospectus. This prospectus includes or incorporates by reference industry and market data that we obtained from periodic industry publications, third-party studies and surveys, filings of public companies in our industry or internal company surveys. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. The market and industry data used in or incorporated by reference into this prospectus involve risks and uncertainties that are subject to change based on various factors, including those discussed in or incorporated by reference into the section titled “Risk Factors”, any applicable prospectus supplement, and the documents incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in, or implied by, the estimates made by independent parties and by us. Furthermore, we cannot assure you that a third party using different methods to assemble, analyze or compute industry and market data would obtain the same results.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement and the other documents incorporated by reference into this prospectus. You should carefully read the entire prospectus and the other documents incorporated by reference into this prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, any applicable prospectus supplement, and documents referred to in “Where You Can Find More Information; Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus and the other documents incorporated by reference into this prospectus are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Unless otherwise noted, the share and per share information in this prospectus reflects the April 2023 Reverse Stock Split and the November 2024 Reverse Stock Split as if each had occurred at the beginning of the earliest period presented.

Our Company

Overview

We are a technology company developing and operating a platform to give significantly more student-athletes the opportunity to go to college and continue playing sports. Our platform, Signing Day Sports, is a digital ecosystem to help student-athletes get discovered and recruited by coaches and recruiters across the country. We fully support football, baseball, softball, and men’s and women’s soccer, and we plan to expand the Signing Day Sports platform to include additional sports. Each sport is led by former professional athletes and coaches who know what it takes to get to the big leagues.

Signing Day Sports launched in 2019. During the first nine months of 2024, 6,762 aspiring high school athletes and groups throughout the United States subscribed to the Signing Day Sports platform. Colleges in the National Collegiate Athletic Association (NCAA) Division I, Division II, and Division III, and the National Association of Intercollegiate Athletics (NAIA), have utilized our platform for recruitment purposes.

We founded Signing Day Sports to reinvent the high school and college sports recruiting process for the digital era. When we started the Company, recruiting was still being done largely as it had been done since before the mass availability of Internet-connected devices and was still limited by that model. We believe that we identified the flaws in the recruiting process and the unique opportunity it presented for us to become a solution provider in the industry. We developed and operated our platform with the objective of optimizing and enhancing the sports recruitment process across all sizes of colleges and athletic departments.

Our ability to leverage modern technologies to bring coaches and student-athletes together in a mutually beneficial ecosystem has shown significant benefits for both sides of the student-athlete recruitment process. Parents and student-athletes can use the platform to understand and provide what recruiters want to see, seek and gain offers of better athletic scholarships or other financial aid packages, and maximize the potential of a student-athlete’s career. Recruiters now have a comprehensive recruitment application that shows video verification of key attribute data and gives the recruiter the ability to narrow down their search with a highly optimized search engine and student-athlete screening process.

In short, we offer a comprehensive solution that services the needs of all participants in the sports recruitment process. Our goal is to change the way sports recruitment is done for the betterment of everyone.

As of September 30, 2024, we had total assets of approximately $1.2 million with total stockholders’ deficit of approximately $1.5 million.

Our sales increased 119% year-over-year in the first nine months of 2024 compared to the first nine months of 2023 and 293% year-over-year in 2023 compared to 2022, primarily due to increases in event fee payments and subscription revenue.

Our Historical Performance

The Company’s independent registered public accounting firm has expressed substantial doubt as to the Company’s ability to continue as a going concern. We have incurred losses for each period from our inception and a significant accumulated deficit. For the nine months ended September 30, 2024 and 2023, our net loss was approximately $5.413 million and approximately $2.676 million, respectively, and our net cash used in operating activities was approximately $3.489 million and approximately $1.497 million, respectively. For the fiscal years ended December 31, 2023 and 2022, our net loss was approximately $5.478 million and approximately $6.674 million, respectively, and our cash used in operating activities was approximately $4.848 million and approximately $4.928 million, respectively. As of September 30, 2024 and December 31, 2023, we had an accumulated deficit of approximately $22.372 million and $16.959 million, respectively. As of September 30, 2024, we had total current liabilities of approximately $2.605 million, compared to approximately $1,000 in cash and cash equivalents. For more information regarding our financial condition, see “Our current liabilities could adversely affect our financial condition or liquidity, and we could have difficulty fulfilling our financial obligations, which may have a material adverse effect on us.” in Part II. Item 1A. “Risk Factors” of our Quarterly Report on Form 10-Q filed with the SEC on November 14, 2024, which is incorporated by reference herein (the “Third Quarter 2024 Form 10-Q”).

In anticipation of a transaction intended to allow us to continue as a going concern, on September 18, 2024, the Company entered into a Binding Term Sheet, dated as of September 18, 2024, among the Company, Dear Cashmere Group Holding Company, a Nevada corporation (“DRCR”), James Gibbons, and Nicholas Link (the “DRCR Binding Term Sheet”), to acquire 99.13% of the issued and outstanding capital stock of DRCR, in exchange for, among other consideration, the issuance of common stock and preferred stock to certain stockholders of DRCR that would constitute approximately 91.76% of the as-converted and fully-diluted shares of the Company. We believe that DRCR’s reported growth, revenue generation, profitability, financial resources, and capital-raising abilities, following the Company’s acquisition of DRCR, if successful, would significantly enhance the Company’s revenue generation, technical capabilities, profitability, and ability to raise capital. The transaction remains subject to execution of definitive stock purchase agreement(s) and the satisfaction or waiver of closing conditions and post-closing conditions. There can be no assurance that definitive stock purchase agreement(s) will be entered into or that the transaction will be consummated. See “—Liquidity and Capital Resources – Recent Developments – Amendment to Binding Term Sheet” and “—Liquidity and Capital Resources – Contractual Obligations – Binding Term Sheet” of the Third Quarter 2024 Form 10-Q. We are also actively seeking to raise funds, primarily to pay off existing liabilities, rather than for growth or expansion. If we are successful in these regards, we will seek substantial additional capital to fund our planned operations and growth until September 30, 2025 and for at least 12 months beyond that period in order to transition to profitable operations and finance operations primarily from profits. Such acquisition and funding, if obtained, is expected to mitigate the factors which raise substantial doubt about the Company’s ability to continue as a going concern. However, there can be no assurance that the Company will be successful in these regards, or that its financial resources will be sufficient to remain in operation or that necessary financing will be available on satisfactory terms, if at all. The Company may be forced to significantly reduce its spending, delay or cancel its planned activities, sell off substantial assets, or substantially change its business plans or corporate or capital structure. There can also be no assurance that the Company will ever succeed in generating sufficient revenues to continue its operations as a going concern. For further discussion, see “We will need to obtain additional funding to continue operations. If we fail to obtain the necessary financing or fail to become profitable or are unable to sustain profitability on a continuing basis, then we may be unable to continue our operations and be forced to significantly delay, scale back or discontinue our operations or explore other strategies.” in Part II. Item 1A. “Risk Factors” and “—Liquidity and Capital Resources – Going Concern” of the Third Quarter 2024 Form 10-Q.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	present three years, and may instead present only two years, of audited financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this report;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	comply with certain greenhouse gas emissions disclosure and related third-party assurance requirements;

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1,235,000,000, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions and accommodations available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including as to: (i) the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (ii) scaled executive compensation disclosures; (iii) presenting three years of audited financial statements; and (iv) compliance with certain greenhouse gas emissions disclosure and related third-party assurance requirements.

Corporate Information

Our principal executive offices are located at 8355 East Hartford Rd., Suite 100, Scottsdale, AZ 85255 and our telephone number is (480) 220-6814. We maintain a website at https://www.signingdaysports.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

Retrospective Presentation of April 2023 Reverse Stock Split and November 2024 Reverse Stock Split

Except as otherwise indicated, all references to our common stock, share data, per share data and related information has been adjusted for the April 2023 Reverse Stock Split and November 2024 Reverse Stock Split as if each had occurred at the beginning of the earliest period presented.

The Securities That May Be Offered

We may offer or sell common stock; preferred stock, par value $0.0001 per share (“preferred stock”); debt securities; warrants; subscription rights; and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $100,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus titled “Plan of Distribution”. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock either alone or underlying other registered securities that are exercisable or convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities”. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of common stock, preferred stock or debt securities. We may offer warrants independently or together with other securities.

Subscription Rights

We may offer subscription rights to purchase our common stock, preferred stock, debt securities, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, the prospectus supplement applicable to each offering of our securities pursuant to this prospectus, the information set forth under Item 1A. “Risk Factors” of the 2023 Annual Report, which is incorporated herein by reference except to the extent that the risk factors stated therein are amended, restated and updated hereby, and in other filings we make with the SEC, before purchasing our securities. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus and in the reports incorporated herein by reference, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to the Company’s Business, Operations and Industry

Our current liabilities could adversely affect our financial condition or liquidity, and we could have difficulty fulfilling our financial obligations, which may have a material adverse effect on us.

As of September 30, 2024, we had outstanding indebtedness and other liabilities totaling approximately $2.682 million, compared to approximately $1,000 in cash and cash equivalents. Our current level of indebtedness and other financial obligations increases the risk that we may be unable to generate cash sufficient to pay amounts due in respect of our indebtedness and other financial obligations. The level of our indebtedness and other financial obligations could have other important consequences on our business, including:

●	making it more difficult for us to satisfy our obligations with respect to indebtedness and other financial obligations;

●	increasing our vulnerability to adverse changes in general economic, industry, and competitive conditions;

●	requiring us to dedicate a significant portion of our cash flows from operations to make payments on our indebtedness and other financial obligations, thereby reducing the availability of our cash flows to fund working capital and other general corporate purposes;

●	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

●	restricting us from capitalizing on business opportunities;

●	placing us at a competitive disadvantage compared to our competitors that have less debt and other financial obligations;

●	limiting our ability to borrow additional funds for working capital, acquisitions, debt service requirements, execution of our business strategy, or other general corporate purposes;

●	requiring us to provide additional credit support, such as letters of credit or other financial guarantees, to our customers or suppliers, thereby limiting our availability of funds;

●	limiting our ability to enter into certain commercial arrangements because of concerns of counterparty risks; and

●	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors that have less debt.

The occurrence of any one or more of these circumstances could have a material adverse effect on us.

Our ability to pay off our indebtedness and other financial obligations depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business, and other factors (many of which are beyond our control), including the availability of financing in the international banking and capital markets. We cannot be certain that our business will generate sufficient cash flows from operations or that capital will be available to us in an amount sufficient to enable us to pay off our indebtedness and other financial obligations, or to fund our other liquidity needs.

If we are unable to meet our debt and other financial obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt and other financial obligations. Failure to successfully restructure or refinance our debt and other financial obligations could cause us to default on our debt and other financial obligations and would impair our liquidity. Our ability to restructure or refinance our debt and other financial obligations will depend on the condition of the capital markets, which is outside of our control, and our financial condition at such time. Any refinancing of our debt and other financial obligations could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations.

Moreover, in the event that we fail to make a required payment on our debt and other financial obligations when due, if not cured or waived, the affected creditor could elect to declare all the funds borrowed or owed to be immediately due and payable, together with accrued and unpaid interest. Our assets or cash flows may not be sufficient to fully pay off debt and other financial obligations upon such demand. Any failure to repay our indebtedness or other financial obligations when due, if not cured or waived, could force us into bankruptcy, reorganization, insolvency, or liquidation.

We will need to obtain additional funding to continue operations. If we fail to obtain the necessary financing or fail to become profitable or are unable to sustain profitability on a continuing basis, then we may be unable to continue our operations and be forced to significantly delay, scale back or discontinue our operations or explore other strategies.

Our current cash runway is insufficient for us to be able to achieve or maintain positive cash flow. We have incurred losses for each period from our inception and a significant accumulated deficit. For the nine months ended September 30, 2024 and 2023, our net loss was approximately $5.413 million and approximately $2.676 million, respectively, and our net cash used in operating activities was approximately $3.489 million and approximately $1.497 million, respectively. For the fiscal years ended December 31, 2023 and 2022, our net loss was approximately $5.478 million and approximately $6.674 million, respectively, and our cash used in operating activities was approximately $4.848 million and approximately $4.928 million, respectively. As of September 30, 2024 and December 31, 2023, we had an accumulated deficit of approximately $22.372 million and approximately $16.959 million, respectively. As of September 30, 2024, we had total current liabilities of approximately $2.605 million, compared to approximately $1,000 in cash and cash equivalents.

As a result of our critical financial condition, we are actively seeking to raise funds, primarily to pay off existing indebtedness and accounts payable to avoid loan defaults, lawsuits, bankruptcy, and liquidation, rather than for growth or expansion. Even if we are successful in this regard, we will require substantial additional capital to fund our planned operations, and if we fail to obtain necessary financing, our business plans may not be successful.

Our ability to obtain the necessary financing to carry out our operating plans or remain in operation is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds on acceptable terms, we will have to significantly reduce our spending, delay or cancel our planned activities, substantially change our corporate or capital structure, terminate major unprofitable business operations that have defined our company since inception, and sell the related assets. Any of these contingency plans may at minimum change our business focus to one with which you do not agree or that may not meet your investment objectives, and if they are not successful, we may be forced into bankruptcy or dissolution and your investment could lose all value.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any prospectus supplement or documents incorporated by reference herein or therein may contain, forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the section “Prospectus Summary” in this prospectus, under Item 1. “Business” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the 2023 Annual Report, Part 1. Financial Information – Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Quarterly Reports on Form 10-Q filed with the SEC on each of May 15, 2024, August 19, 2024, and November 14, 2024, and may be contained in our prospectus supplements or future SEC reports. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	the benefits from the anticipated acquisition of the majority of the outstanding equity of DRCR, which presumes, among other things, the Company’s ability to obtain securities exchange clearance of an initial listing application of the post-acquisition Company, obtain stockholder approval of the acquisition, integrate DRCR’s business into the Company’s business, and derive the benefits of the expected resources and synergies from the acquisition;

●	anticipated benefits from strategic alliances and collaborations with certain sports organizations or celebrity professional sports consultants;

●	our ability to implement certain desired artificial intelligence features into our platform;

●	our anticipated ability to obtain additional funding to develop additional services and offerings;

●	expected market acceptance of our existing and new offerings;

●	anticipated competition from existing online offerings or new offerings that may emerge;

●	anticipated favorable impacts from strategic changes to our business on our net sales, revenues, income from continuing operations, or other results of operations;

●	our expected ability to attract new users and customers, with respect to football, sports other than football, or both;

●	our expected ability to increase the rate of subscription renewals;

●	our expected ability to slow the rate of user attrition;

●	our expected ability and third parties’ abilities to protect intellectual property rights;

●	our expected ability to adequately support future growth;

●	our expected ability to comply with user data privacy laws and other legal requirements;

●	anticipated legal and regulatory requirements and our ability to comply with such requirements; and

●	our expected ability to attract and retain key personnel to manage our business effectively.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus, in the 2023 Annual Report  under Item 1A. “Risk Factors”, the other documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement, and the risks detailed from time to time in our future SEC reports or registration statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus and any applicable prospectus supplement and documents incorporated by reference herein relate only to events or information as of the date they are made. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us under this prospectus for working capital and general corporate purposes, including repayment of the following indebtedness:

●	a Convertible Promissory Note issued to DRCR, dated October 7, 2024, in the principal amount of $150,000 (the “October 2024 Note”), which accrues interest at an annual rate of 35%, and will become payable on the date of written demand any time after the closing of the Company’s next financing transaction;

●	a promissory note issued to Daniel Nelson, the Chief Executive Officer, Chairman and a director of the Company, dated September 16, 2024, in the principal amount of $100,000, and any additional advances of up to $100,000, which accrue interest at a monthly rate of 20%, compounded monthly, from the 30th day following the date of issuance to the 150th day following the date of issuance, which will become payable on the earlier of December 16, 2024 or the date of which the Company receiving any funding of $1,000,000, and which must be repaid within two business days of receiving a written demand from Mr. Nelson on or after such date; and

●	a promissory note issued to Daniel Nelson, the Chief Executive Officer, Chairman and a director of the Company, dated April 25, 2024, in the principal amount of $100,000, under which Mr. Nelson made an advance of $75,000 on May 1, 2024 and an advance of $2,500 on June 14, 2024, which accrued interest at a monthly rate of 3.5%, compounded monthly, from the 30th day following the date of issuance to the 150th day following the date of issuance, which became payable on June 25, 2024, and which must be repaid within two business days of receiving a written demand from Mr. Nelson.

Our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our common stock. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant. See also Item 1A. “Risk Factors – Risks Related to Our Common Stock – We do not expect to declare or pay dividends on our common stock in the foreseeable future.” in the 2023 Annual Report, which is incorporated by reference herein.

DESCRIPTION OF CAPITAL STOCK

The description of our authorized capital stock and our outstanding securities as of the date of the filing of the 2023 Annual Report is incorporated by reference to Exhibit 4.1 to the 2023 Annual Report, and supplemented or updated as follows:

General

The authorized capital stock of the Company consists of 150,000,000 shares of common stock and 15,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”). No other classes of securities are authorized under the Second Amended and Restated Certificate of Incorporation, as amended.

As of November 29, 2024, there were 773,715 shares of common stock, and owned by 70 stockholders of record, which does not include holders whose shares are held in nominee or “street name” accounts through banks, brokers or other financial institutions, and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, subject to the rights of holders of preferred stock. Under our Second Amended and Restated Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws, as amended, any corporate action to be taken by vote of stockholders other than for election of directors shall be authorized by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter, subject to the rights of holders of preferred stock. Directors are elected by a plurality of votes, subject to the rights of holders of preferred stock to elect directors. Stockholders entitled to vote in an election of directors may remove any director from office at any time, with or without cause, by the affirmative vote of a majority in voting power thereof, subject to the rights of holders of preferred stock. The holders of one-third of the outstanding shares of stock entitled to vote, present in person, by remote communication, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, subject to the rights of holders of preferred stock. Stockholders do not have cumulative voting rights.

Holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds, subject to the rights of holders of preferred stock. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the rights of holders of preferred stock.

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock.

Below is a description of outstanding securities into which common stock may be converted or as to which common stock will be issued upon proper exercise thereof as of November 29, 2024.

Options

On August 31, 2022, we established the Signing Day Sports, Inc. 2022 Equity Incentive Plan (as amended, the “Plan”). On February 27, 2024, the stockholders of the Company approved Amendment No. 1 to the Plan to increase the number of shares of common stock reserved for issuance under the Plan. On September 18, 2024, the stockholders of the Company approved the Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan, which further increased the number of shares of common stock reserved for issuance under the Plan to 93,750 shares of common stock. The purpose of the Plan is to grant restricted stock, stock options and other forms of incentive compensation to our officers, employees, directors and consultants. Cancelled and forfeited stock options and stock awards may again become available for grant under the Plan. As of November 29, 2024, 263 shares remain available for issuance under the Plan. For a further description of the terms of the Plan, please see Item 11. “Executive Compensation – Signing Day Sports, Inc. 2022 Equity Incentive Plan” in the 2023 Annual Report.

As of November 29, 2024, we have granted stock options to certain employees, consultants, officers, and directors that may be exercised to purchase a total of 6,170 shares of common stock at a weighted-average exercise price of $130.33 per share. A number of these options remain subject to certain vesting conditions. The options will terminate on dates ranging from September 2032 to November 2033 except that options will generally terminate within three months of termination of the Continuous Service (as defined in the Plan) of the grantee. The description above does not include granted stock options or portions of granted stock options that subsequently terminated unexercised due to employee departures.

We have filed registration statements on Form S-8 with the SEC to register the issuance of shares of common stock upon exercise of these options.

Warrants

Warrants Issued to Boustead Securities, LLC

On May 20, 2024, the Company issued a warrant to Boustead to purchase 2,006 shares of common stock at an exercise price of $14.40 per share (the “May 2024 Boustead Warrant”). On July 25, 2024, the Company also issued a warrant to Boustead to purchase 487 shares of common stock at an exercise price of $14.40 per share (the “July 2024 Boustead Warrant”). Each of these warrants is exercisable for a period of five years from the date of issuance, contains cashless exercise provisions, and may have certain registration rights.

Warrant Issued to FirstFire Global Opportunities Fund, LLC

On May 16, 2024, the Company issued a warrant (the “May 2024 FF Warrant”) to FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), to purchase up to 28,646 shares of common stock at an initial exercise price of $14.40 per share, as amended by the Amendment to Senior Secured Promissory Note and Warrants, dated as of May 20, 2024, between the Company and FirstFire. The First May 2024 FF Warrant will be exercisable from the date of issuance until the fifth anniversary of the date of issuance. The holder may exercise the May 2024 FF Warrant by a “cashless” exercise if the Market Price (as defined below) is less than the exercise price then in effect and there is no effective registration statement for the resale of the shares. The “Market Price” is defined as the highest traded price of the common stock during the 30 trading days before the date of the cashless exercise. The number of shares issuable upon cashless exercise will equal (i) the product of (a) the number of shares of common stock that the holder elects to purchase under the May 2024 FF Warrant, times (b) the Market Price less the exercise price, divided by (ii) the Market Price.

Under the May 2024 FF Warrant, the holder of the May 2024 FF Warrant may at any time and from time to time, subject to a limitation on beneficial ownership to 4.99% of the common stock that would be outstanding immediately after conversion or exercise, exercise the May 2024 FF Warrant to purchase shares of common stock at an initial exercise price of $14.40 per share, subject to adjustment, including adjustments under full-ratchet anti-dilution provisions for any issuances of securities at a lower price per share or per underlying share of common stock other than for an Excluded Issuance (as defined in the Securities Purchase Agreement, dated as of May 16, 2024, by and between the Company and FirstFire, or for any issuances of securities at a price which varies or may vary with the market price of the common stock, to match the price of such lower-priced or variable-priced securities, or for other dilution events. Simultaneous with any adjustment to the exercise price as a result of an anti-dilution adjustment, the number of shares underlying the May 2024 FF Warrant will be adjusted proportionately so that after such adjustment the aggregate exercise price payable under the May 2024 FF Warrant for the adjusted number of shares underlying the May 2024 FF Warrant will be the same as the aggregate exercise price in effect immediately prior to such adjustment (without regard to any limitations on exercise). The May 2024 FF Warrant also contains rights to any rights to purchase securities of the Company distributed pro rata to the stockholders of the Company.

On August 12, 2024, the Company entered into a Redemption Agreement (the “FirstFire Warrants Redemption Agreement”), dated as of August 12, 2024, between the Company and FirstFire. The FirstFire Warrants Redemption Agreement provides, among other things, that the Company will have the right (the “FirstFire Warrants Redemption Right”) to purchase the unexercised portion of the May 2024 FF Warrant and (ii) a warrant issued by the Company to FirstFire on June 18, 2024 to purchase up to 13,793 shares of common stock at an initial exercise price of $14.40 per share on substantially the same terms as the May 2024 FF Warrant (the “June 2024 FF Warrant” and together with the May 2024 FF Warrants, the “FirstFire Warrants”), from August 12, 2024 to February 12, 2025, for up to an aggregate consideration of $100,000, reduced pro rata to the extent that the May 2024 FF Warrant and the June 2024 FF Warrant are exercised prior to the Company’s exercise of the FirstFire Warrants Redemption Right.

On November 12, 2024, the Company delivered a letter (the “November 2024 Reduced Exercise Price Offer”) to FirstFire, containing an offer to voluntarily temporarily reduce the exercise price under the FirstFire Warrants (as defined in “—Debt – May 2024 Private Placement of Convertible Senior Secured Promissory Note and Warrants – May 2024 FF Warrants – First May 2024 FF Warrant”) from the initial applicable exercise price of $14.40 per share to $5.76 per share (the November 2024 Reduced Exercise Price”). On the same date, FirstFire accepted and executed the November 2024 Reduced Exercise Price Offer. The November 2024 Reduced Exercise Price Offer is subject to certain terms and conditions, including the following: (i) The FirstFire Warrants may only be exercised at the Reduced Exercise Price on or prior to December 13, 2024; (ii) no adjustment to the number of shares issuable upon exercise of the FirstFirst Warrants will occur as a result of the November 2024 Reduced Exercise Price Offer or any exercise of the FirstFire Warrants according to its terms; (iii) the November 2024 Reduced Exercise Price Offer will have no effect on the terms and conditions of the FirstFire Warrants Redemption Agreement, such that any exercise of the FirstFire Warrants at the November 2024 Reduced Exercise Price will reduce the Redemption Price (as defined by the FirstFire Warrants Redemption Agreement) for the remaining unexercised portion of the FirstFire Warrants by the same amount as would apply to an exercise of the FirstFire Warrants at the initial exercise price of $14.40 per share; and (iv) the November 2024 Reduced Exercise Price Offer was conditioned on its approval by the board of directors of the Company. In addition, under the terms of the November 2024 Reduced Exercise Price Offer, any attempt to exercise the FirstFire Warrants by cashless exercise at the Reduced Exercise Price will be null and void.

On November 13, 2024, the June 2024 FF Warrant was fully exercised pursuant to the November 2024 Reduced Exercise Price Offer. As of November 29, 2024, the May 2024 FF Warrant remained outstanding and unexercised.

Convertible Promissory Note Issued to Dear Cashmere Group Holding Company

On October 7, 2024, the Company issued the October 2024 Note to DRCR, in the principal amount of $150,000. The principal will accrue interest at an annual rate of 35%. The principal and accrued interest will become payable on the date of written demand any time after the closing of the Company’s next financing transaction (the “October 2024 Note Payment Date”). The Company is required to make full payment of the balance of all principal and accrued interest on the October 2024 Note Payment Date. The Company may prepay the principal and any interest then due without penalty. If any amount is not paid when due, such overdue amount will accrue default interest at a rate of 37%. The October 2024 Note contains customary representations, warranties, and events of default provisions.

In addition, the October 2024 Note provides that at any time after an event of default, the holder of the October 2024 Note may convert the outstanding principal amount plus accrued and unpaid interest into shares of common stock at a conversion price of $14.40 per share, subject to adjustment for stock splits and similar transactions. The conversion right is subject to prior authorization of the NYSE American. The October 2024 Note will be amended to incorporate any modifications requested by the NYSE American.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation, as amended, authorizes our board of directors, subject to any limitations prescribed by Delaware law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.0001 per share, covering up to an aggregate of 15,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board.

We will fix the voting rights, designations, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to such series. Each series of preferred stock offered by us pursuant to this prospectus will be more fully described in the particular prospectus supplement that will accompany this prospectus. We file also an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, as applicable:

●	the designation of the series, which may be by distinguishing number, letter or title;

●	the number of shares of the series, which number the board may thereafter (except where otherwise provided in the certificate of designation) increase or decrease (but not below the number of shares thereof then outstanding);

●	the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, will be cumulative or noncumulative;

●	the dates on which dividends, if any, will be payable;

●	the redemption rights and price or prices, if any, for shares of the series;

●	the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

●	the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

●	whether the shares of the series will be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

●	restrictions on the issuance of shares of the same series or any other class or series;

●	the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

●	any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares, all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests. The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

The laws of the State of Delaware provide that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes to the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus forms a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus forms a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

●	the title and authorized denominations of the series of debt securities;

●	any limit on the aggregate principal amount of the series of debt securities;

●	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

●	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

●	the price or prices at which the debt securities will be issued;

●	the date or dates on which principal is payable;

●	the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	our rights or obligations to redeem or purchase the debt securities;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	the currency or currencies of payment of principal or interest;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount;

●	the terms, if any, under which any debt securities will rank junior to any of our other debt;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the provisions, if any, relating to any collateral provided for the debt securities;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

●	the nature and terms of any security for any secured debt securities; and

●	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities being registered in this registration statement, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

●	failure to pay interest for 30 days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

●	failure to make sinking fund payments when due;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	events in bankruptcy, insolvency or reorganization relating to us; or

●	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

●	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

●	the trustee has not instituted the action within 60 days of the request; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for such registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

●	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

●	ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities”. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

●	in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

●	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

●	evidence the assumption by a successor corporation of our obligations;

●	add covenants for the protection of the holders of debt securities;

●	add any additional events of default;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	establish the forms or terms of debt securities of any series;

●	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

●	change the currency in which the principal, premium or interest, if any, is payable;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

●	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

●	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

●	would not conflict with any rule of law or with the relevant indenture;

●	would not be unduly prejudicial to the rights of another holder of the debt securities; and

●	would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any debt security thereunder, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock, or debt securities in one or more series. We may issue warrants independently or together with our common stock, preferred stock, or debt securities, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement, all as set forth in the prospectus supplement. The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

●	the title of the warrants;

●	the offering price or prices of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

●	the date, if any, on and after which such warrants and the related securities, if any, will be transferable separately;

●	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

●	any material risk factors, if any, relating to such warrants;

●	the identity of any warrant agent; and

●	any other material terms of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities. Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock, debt securities, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our common stock, preferred stock, debt securities, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each stockholder;

●	the number and terms of our common stock, preferred stock, debt securities, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus titled “Where You Can Find More Information”.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market” offerings, within the meaning of the Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the names and addresses of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale, if any;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased. Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us, or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts allowed or commissions paid, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any person who may be deemed to be an underwriter will be identified, and the compensation received from us will be described, in the prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority, Inc. limitations.

Underwriters and agents may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE American, or listed on the exchange where our common stock is then listed, subject where applicable, to official notice of issuance and where applicable, subject to the requirements of the exchange (which in some cases require stockholder approval for any transactions which would result in the issuance of 20% or more of our then outstanding shares of common stock or voting rights representing 20% or more of our then outstanding shares of stock). We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

The aggregate proceeds to us from the sale of our common stock will be the purchase price of our common stock less discounts or commissions, if any. We reserve the right to accept and, together with our agents from time to time, to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents.

To facilitate the offering of the common stock offered by us, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by Bevilacqua PLLC. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company as of and for the fiscal years ended December 31, 2023 and December 31, 2022 are incorporated into this prospectus by reference in reliance upon the report incorporated by reference of BARTON CPA PLLC, an independent registered public accounting firm, appearing therein (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as disclosed in Note 1 to the consolidated financial statements), and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is https://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.ir.signingdaysports.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), including after the date of the initial registration statement of which this prospectus forms a part was filed and prior to effectiveness of the registration statement of which this prospectus forms a part, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 29, 2024;

●	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on November 14, 2024;

●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on August 19, 2024;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 15, 2024;

●	our Current Reports on Form 8-K (and any amendments thereto on Form 8-K/A) filed with the SEC on January 8, 2024, January 29, 2024, February 14, 2024, February 28, 2024, March 6, 2024, March 11, 2024, April 11, 2024, April 17, 2024, April 26, 2024, May 3, 2024, May 17, 2024, May 21, 2024, June 14, 2024, June 20, 2024, July 10, 2024, July 18, 2024, July 24, 2024, July 26, 2024, August 12, 2024, September 16, 2024, September 19, 2024, September 19, 2024, September 27, 2024, October 8, 2024, October 10, 2024, October 15, 2024, October 16, 2024, October 17, 2024, November 6, 2024, November 13, 2024, November 18, 2024, and November 26, 2024 (other than information furnished and not filed); and

●	The description of the common stock which is contained in the Company’s Registration Statement on Form 8-A filed with the SEC on November 9, 2023 (File No. 001-41863) pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement made in a document incorporated by reference into this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus or such prospectus supplement to the extent that a statement contained in this prospectus or such prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Signing Day Sports, Inc., Attn: Secretary, 8355 East Hartford Rd., Suite 100, Scottsdale, AZ 85255, or by calling us at (480) 220-6814.

Signing Day Sports, Inc.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

PROSPECTUS

_______, 2024

The information in this preliminary prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED DECEMBER 2, 2024

PROSPECTUS SUPPLEMENT

(To Prospectus dated                       , 2024)

Up to $2,709,817

Shares of Common Stock

Signing Day Sports, Inc.

We have entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), dated December 2, 2024, relating to the sale of shares of our common stock, par value $0.0001 per share (“common stock”), offered by this prospectus supplement. In accordance with the terms of the ATM Agreement, under this prospectus supplement we may offer and sell shares of our common stock having an aggregate offering price of up to $2,709,817 from time to time through Wainwright, acting as sales agent or principal.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted by law that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NYSE American LLC (“NYSE American”), any other existing trading market of our common stock, to or through a market maker, directly to Wainwright as principal, or in privately negotiated transactions at market prices prevailing at the time of sale. Wainwright is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price of the shares of our common stock sold through it pursuant to the ATM Agreement and reimbursement of certain expenses. See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to Wainwright. In connection with the sale of the common stock on our behalf, Wainwright may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act.

Our shares of common stock are listed on the NYSE American under the symbol “SGN”. On November 29, 2024, the last reported sale price of our common stock on the NYSE American was $8.50 per share.

Unless otherwise noted, the share and per share information in this prospectus supplement have been adjusted to give effect to the one-for-five (1-for-5) reverse stock split of the outstanding common stock which became effective on April 14, 2023 (the “April 2023 Reverse Stock Split”) and the one-for-forty-eight (1-for-48) reverse stock split of the outstanding common stock which became effective on November 16, 2024 (the “November 2024 Reverse Stock Split”).

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, under applicable U.S. federal securities laws, and are eligible for reduced public company reporting requirements. See Item 1A. “Risk Factors – Risks Related to Our Common Stock and Securities Convertible into Our Common Stock – We are subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies and our stockholders could receive less information than they might expect to receive from more mature public companies.” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), which is incorporated by reference into this prospectus supplement.

As of November 29, 2024, the aggregate market value of our outstanding common stock held by non-affiliates was $8,129,453 based upon 773,715 shares of outstanding common stock, of which 639,108 shares were held by non-affiliates, and the last reported sale price of our common stock of $12.72 per share on October 9, 2024. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell shares pursuant to this prospectus supplement having a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. In the event that subsequent to the date of this prospectus the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, such one-third limitation on sales shall not apply to sales subsequently made pursuant to this prospectus supplement. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar month period that ends on and includes the date hereof.

Investing in our securities is highly speculative and involves a high degree of risk.  See “Risk Factors” beginning on page 7 of this prospectus supplement and as described in certain of the documents we may incorporate by reference herein, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is                , 2024.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, we may offer and sell shares of our common stock having an aggregate offering price of up to $2,709,817 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Wainwright has not, authorized anyone to provide you with information other than that contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus. We are not, and Wainwright is not, making an offer to sell or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying base prospectus and all of the documents incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information; Incorporation of Certain Information by Reference”. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading ”Where You Can Find More Information; Documents Incorporated by Reference”. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing in this prospectus supplement and in the documents we file with the SEC that are incorporated by reference into this prospectus supplement.

S-ii

For investors outside of the United States: Neither we nor Wainwright have not done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement outside the United States.

In this prospectus supplement, unless the context indicates otherwise, “we,” “us,” “our,” “Signing Day Sports,” “the Company,” “our company” and similar references refer to the operations of Signing Day Sports, Inc., a Delaware corporation.

Trademarks, Trade Names and Service Marks

We use various trademarks, trade names and service marks in our business. For convenience, we may not include the “℠”, “®” or “™” status symbols for these marks, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this prospectus supplement are the property of their respective owners.

Industry and Market Data

We are responsible for the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement includes or incorporates by reference industry and market data that we obtained from periodic industry publications, third-party studies and surveys, filings of public companies in our industry or internal company surveys. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. The market and industry data used in or incorporated by reference into this prospectus supplement involve risks and uncertainties that are subject to change based on various factors, including those discussed in or incorporated by reference into the section titled “Risk Factors”, any applicable prospectus supplement, and the documents incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in, or implied by, the estimates made by independent parties and by us. Furthermore, we cannot assure you that a third party using different methods to assemble, analyze or compute industry and market data would obtain the same results.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement, the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement, the accompanying prospectus, and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully read the entire prospectus supplement, the accompanying prospectus and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus supplement, the accompanying prospectus, and documents referred to in “Where You Can Find More Information; Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Unless otherwise noted, the share and per share information in this prospectus supplement reflects the April 2023 Reverse Stock Split and the November 2024 Reverse Stock Split as if each had occurred at the beginning of the earliest period presented.

Our Company

Overview

We are a technology company developing and operating a platform to give significantly more student-athletes the opportunity to go to college and continue playing sports. Our platform, Signing Day Sports, is a digital ecosystem to help student-athletes get discovered and recruited by coaches and recruiters across the country. We fully support football, baseball, softball, and men’s and women’s soccer, and we plan to expand the Signing Day Sports platform to include additional sports. Each sport is led by former professional athletes and coaches who know what it takes to get to the big leagues.

Signing Day Sports launched in 2019. During the first nine months of 2024, 6,762 aspiring high school athletes and groups throughout the United States subscribed to the Signing Day Sports platform. Colleges in the National Collegiate Athletic Association (NCAA) Division I, Division II, and Division III, and the National Association of Intercollegiate Athletics (NAIA), have utilized our platform for recruitment purposes.

We founded Signing Day Sports to reinvent the high school and college sports recruiting process for the digital era. When we started the Company, recruiting was still being done largely as it had been done since before the mass availability of Internet-connected devices and was still limited by that model. We believe that we identified the flaws in the recruiting process and the unique opportunity it presented for us to become a solution provider in the industry. We developed and operated our platform with the objective of optimizing and enhancing the sports recruitment process across all sizes of colleges and athletic departments.

Our ability to leverage modern technologies to bring coaches and student-athletes together in a mutually beneficial ecosystem has shown significant benefits for both sides of the student-athlete recruitment process. Parents and student-athletes can use the platform to understand and provide what recruiters want to see, seek and gain offers of better athletic scholarships or other financial aid packages, and maximize the potential of a student-athlete’s career. Recruiters now have a comprehensive recruitment application that shows video verification of key attribute data and gives the recruiter the ability to narrow down their search with a highly optimized search engine and student-athlete screening process.

In short, we offer a comprehensive solution that services the needs of all participants in the sports recruitment process. Our goal is to change the way sports recruitment is done for the betterment of everyone.

As of September 30, 2024, we had total assets of approximately $1.2 million with total stockholders’ deficit of approximately $1.5 million.

Our sales increased 119% year-over-year in the first nine months of 2024 compared to the first nine months of 2023 and 293% year-over-year in 2023 compared to 2022, primarily due to increases in event fee payments and subscription revenue.

Our Historical Performance

The Company’s independent registered public accounting firm has expressed substantial doubt as to the Company’s ability to continue as a going concern. We have incurred losses for each period from our inception and a significant accumulated deficit. For the nine months ended September 30, 2024 and 2023, our net loss was approximately $5.413 million and approximately $2.676 million, respectively, and our net cash used in operating activities was approximately $3.489 million and approximately $1.497 million, respectively. For the fiscal years ended December 31, 2023 and 2022, our net loss was approximately $5.478 million and approximately $6.674 million, respectively, and our cash used in operating activities was approximately $4.848 million and approximately $4.928 million, respectively. As of September 30, 2024 and December 31, 2023, we had an accumulated deficit of approximately $22.372 million and $16.959 million, respectively. As of September 30, 2024, we had total current liabilities of approximately $2.605 million, compared to approximately $1,000 in cash and cash equivalents. For more information regarding our financial condition, see “Our current liabilities could adversely affect our financial condition or liquidity, and we could have difficulty fulfilling our financial obligations, which may have a material adverse effect on us.” in Part II. Item 1A. “Risk Factors” of our Quarterly Report on Form 10-Q filed with the SEC on November 14, 2024, which is incorporated by reference herein (the “Third Quarter 2024 Form 10-Q”).

In anticipation of a transaction intended to allow us to continue as a going concern, on September 18, 2024, the Company entered into a Binding Term Sheet, dated as of September 18, 2024, among the Company, Dear Cashmere Group Holding Company, a Nevada corporation (“DRCR”), James Gibbons, and Nicholas Link (the “DRCR Binding Term Sheet”), to acquire 99.13% of the issued and outstanding capital stock of DRCR, in exchange for, among other consideration, the issuance of common stock and preferred stock to certain stockholders of DRCR that would constitute approximately 91.76% of the as-converted and fully-diluted shares of the Company. We believe that DRCR’s reported growth, revenue generation, profitability, financial resources, and capital-raising abilities, following the Company’s acquisition of DRCR, if successful, would significantly enhance the Company’s revenue generation, technical capabilities, profitability, and ability to raise capital. The transaction remains subject to execution of definitive stock purchase agreement(s) and the satisfaction or waiver of closing conditions and post-closing conditions. There can be no assurance that definitive stock purchase agreement(s) will be entered into or that the transaction will be consummated. See “—Liquidity and Capital Resources – Recent Developments – Amendment to Binding Term Sheet” and “—Liquidity and Capital Resources – Contractual Obligations – Binding Term Sheet” of the Third Quarter 2024 Form 10-Q. We are also actively seeking to raise funds, primarily to pay off existing liabilities, rather than for growth or expansion. If we are successful in these regards, we will seek substantial additional capital to fund our planned operations and growth until September 30, 2025 and for at least 12 months beyond that period in order to transition to profitable operations and finance operations primarily from profits. Such acquisition and funding, if obtained, is expected to mitigate the factors which raise substantial doubt about the Company’s ability to continue as a going concern. However, there can be no assurance that the Company will be successful in these regards, or that its financial resources will be sufficient to remain in operation or that necessary financing will be available on satisfactory terms, if at all. The Company may be forced to significantly reduce its spending, delay or cancel its planned activities, sell off substantial assets, or substantially change its business plans or corporate or capital structure. There can also be no assurance that the Company will ever succeed in generating sufficient revenues to continue its operations as a going concern. For further discussion, see “We will need to obtain additional funding to continue operations. If we fail to obtain the necessary financing or fail to become profitable or are unable to sustain profitability on a continuing basis, then we may be unable to continue our operations and be forced to significantly delay, scale back or discontinue our operations or explore other strategies.” in Part II. Item 1A. “Risk Factors” and “—Liquidity and Capital Resources – Going Concern” of the Third Quarter 2024 Form 10-Q.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	present three years, and may instead present only two years, of audited financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this report;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	comply with certain greenhouse gas emissions disclosure and related third-party assurance requirements;

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1,235,000,000, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions and accommodations available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including as to: (i) the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (ii) scaled executive compensation disclosures; (iii) presenting three years of audited financial statements; and (iv) compliance with certain greenhouse gas emissions disclosure and related third-party assurance requirements.

Corporate Information

Our principal executive offices are located at 8355 East Hartford Rd., Suite 100, Scottsdale, AZ 85255 and our telephone number is (480) 220-6814. We maintain a website at https://www.signingdaysports.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus supplement.

Retrospective Presentation of April 2023 Reverse Stock Split and November 2024 Reverse Stock Split

Except as otherwise indicated, all references to our common stock, share data, per share data and related information has been adjusted for the April 2023 Reverse Stock Split and November 2024 Reverse Stock Split as if each had occurred at the beginning of the earliest period presented.

THE OFFERING

Issuer	Signing Day Sports, Inc., a Delaware corporation

Shares of common stock outstanding as of November 29, 2024	773,715 shares of common stock

Shares of common stock offered by us	Shares of common stock with an aggregate offering price of up to $2,709,817

Shares of common stock outstanding immediately after the offering	Up to 1,092,517 shares of common stock (assuming that all shares offered in this offering are sold), based on 773,715 shares of common stock outstanding on November 29, 2024 and assuming sales of 318,802 shares of common stock in this offering at an assumed offering price of $8.50 per share, which was the closing price of our shares of common stock on the NYSE American on November 29, 2024. The actual number of shares of common stock issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time on the NYSE American or other existing trading market for our common stock through Wainwright, as agent or principal. See the section titled “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of Proceeds	The net proceeds of this offering, after deducting Wainwright’s commissions, and our estimated offering expenses, will be used for working capital and general corporate purposes. See “Use of Proceeds”.

Risk Factors	Investing in our common stock involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page S-5 of this prospectus supplement, and in the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein for more information, before deciding to invest in our common stock.

Listing	Our common stock is listed on the NYSE American under the symbol “SGN”.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus supplement applicable to each offering of our securities pursuant to this prospectus supplement, the information set forth under Item 1A. “Risk Factors” of the 2023 Annual Report, which is incorporated herein by reference except to the extent that the risk factors stated therein are amended, restated and updated hereby, and in other filings we make with the SEC, before purchasing our securities. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus supplement and in the reports incorporated herein by reference, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to the Company’s Business, Operations and Industry

Our current liabilities could adversely affect our financial condition or liquidity, and we could have difficulty fulfilling our financial obligations, which may have a material adverse effect on us.

As of September 30, 2024, we had outstanding indebtedness and other liabilities totaling approximately $2.682 million, compared to approximately $1,000 in cash and cash equivalents. Our current level of indebtedness and other financial obligations increases the risk that we may be unable to generate cash sufficient to pay amounts due in respect of our indebtedness and other financial obligations. The level of our indebtedness and other financial obligations could have other important consequences on our business, including:

●	making it more difficult for us to satisfy our obligations with respect to indebtedness and other financial obligations;

●	increasing our vulnerability to adverse changes in general economic, industry, and competitive conditions;

●	requiring us to dedicate a significant portion of our cash flows from operations to make payments on our indebtedness and other financial obligations, thereby reducing the availability of our cash flows to fund working capital and other general corporate purposes;

●	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

●	restricting us from capitalizing on business opportunities;

●	placing us at a competitive disadvantage compared to our competitors that have less debt and other financial obligations;

●	limiting our ability to borrow additional funds for working capital, acquisitions, debt service requirements, execution of our business strategy, or other general corporate purposes;

●	requiring us to provide additional credit support, such as letters of credit or other financial guarantees, to our customers or suppliers, thereby limiting our availability of funds;

●	limiting our ability to enter into certain commercial arrangements because of concerns of counterparty risks; and

●	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors that have less debt.

The occurrence of any one or more of these circumstances could have a material adverse effect on us.

Our ability to pay off our indebtedness and other financial obligations depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business, and other factors (many of which are beyond our control), including the availability of financing in the international banking and capital markets. We cannot be certain that our business will generate sufficient cash flows from operations or that capital will be available to us in an amount sufficient to enable us to pay off our indebtedness and other financial obligations, or to fund our other liquidity needs.

If we are unable to meet our debt and other financial obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt and other financial obligations. Failure to successfully restructure or refinance our debt and other financial obligations could cause us to default on our debt and other financial obligations and would impair our liquidity. Our ability to restructure or refinance our debt and other financial obligations will depend on the condition of the capital markets, which is outside of our control, and our financial condition at such time. Any refinancing of our debt and other financial obligations could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations.

Moreover, in the event that we fail to make a required payment on our debt and other financial obligations when due, if not cured or waived, the affected creditor could elect to declare all the funds borrowed or owed to be immediately due and payable, together with accrued and unpaid interest. Our assets or cash flows may not be sufficient to fully pay off debt and other financial obligations upon such demand. Any failure to repay our indebtedness or other financial obligations when due, if not cured or waived, could force us into bankruptcy, reorganization, insolvency, or liquidation.

We will need to obtain additional funding to continue operations. If we fail to obtain the necessary financing or fail to become profitable or are unable to sustain profitability on a continuing basis, then we may be unable to continue our operations and be forced to significantly delay, scale back or discontinue our operations or explore other strategies.

Our current cash runway is insufficient for us to be able to achieve or maintain positive cash flow. We have incurred losses for each period from our inception and a significant accumulated deficit. For the nine months ended September 30, 2024 and 2023, our net loss was approximately $5.413 million and approximately $2.676 million, respectively, and our net cash used in operating activities was approximately $3.489 million and approximately $1.497 million, respectively. For the fiscal years ended December 31, 2023 and 2022, our net loss was approximately $5.478 million and approximately $6.674 million, respectively, and our cash used in operating activities was approximately $4.848 million and approximately $4.928 million, respectively. As of September 30, 2024 and December 31, 2023, we had an accumulated deficit of approximately $22.372 million and approximately $16.959 million, respectively. As of September 30, 2024, we had total current liabilities of approximately $2.605 million, compared to approximately $1,000 in cash and cash equivalents.

As a result of our critical financial condition, we are actively seeking to raise funds, primarily to pay off existing indebtedness and accounts payable to avoid loan defaults, lawsuits, bankruptcy, and liquidation, rather than for growth or expansion. Even if we are successful in this regard, we will require substantial additional capital to fund our planned operations, and if we fail to obtain necessary financing, our business plans may not be successful.

Our ability to obtain the necessary financing to carry out our operating plans or remain in operation is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds on acceptable terms, we will have to significantly reduce our spending, delay or cancel our planned activities, substantially change our corporate or capital structure, terminate major unprofitable business operations that have defined our company since inception, and sell the related assets. Any of these contingency plans may at minimum change our business focus to one with which you do not agree or that may not meet your investment objectives, and if they are not successful, we may be forced into bankruptcy or dissolution and your investment could lose all value.

Risks Relating to this Offering

Investors may experience immediate and substantial dilution in the book value per share you purchase.

The offering price per share in this offering may exceed the net tangible book value per share outstanding prior to this offering. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as holders of our existing shares, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. We expect to use the net proceeds from this offering for working capital and general corporate purposes, which may include, among other things, repayment or refinancing of debt. If we do not invest or apply the proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

The actual number of shares we will issue under the ATM Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the ATM Agreement. The number of shares that are sold by Wainwright after delivering a sales notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at-the-market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein and any prospectus supplement that we have authorized for use in connection with this offering may contain, forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the section “Prospectus Summary” in this prospectus supplement, under Item 1. “Business” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the 2023 Annual Report, Part 1. Financial Information – Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Quarterly Reports on Form 10-Q filed with the SEC on each of May 15, 2024, August 19, 2024, and November 14, 2024, and may be contained in our prospectus supplements or future SEC reports. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	the benefits from the anticipated acquisition of the majority of the outstanding equity of DRCR, which presumes, among other things, the Company’s ability to obtain securities exchange clearance of an initial listing application of the post-acquisition Company, obtain stockholder approval of the acquisition, integrate DRCR’s business into the Company’s business, and derive the benefits of the expected resources and synergies from the acquisition;

●	anticipated benefits from strategic alliances and collaborations with certain sports organizations or celebrity professional sports consultants;

●	our ability to implement certain desired artificial intelligence features into our platform;

●	our anticipated ability to obtain additional funding to develop additional services and offerings;

●	expected market acceptance of our existing and new offerings;

●	anticipated competition from existing online offerings or new offerings that may emerge;

●	anticipated favorable impacts from strategic changes to our business on our net sales, revenues, income from continuing operations, or other results of operations;

●	our expected ability to attract new users and customers, with respect to football, sports other than football, or both;

●	our expected ability to increase the rate of subscription renewals;

●	our expected ability to slow the rate of user attrition;

●	our expected ability and third parties’ abilities to protect intellectual property rights;

●	our expected ability to adequately support future growth;

●	our expected ability to comply with user data privacy laws and other legal requirements;

●	anticipated legal and regulatory requirements and our ability to comply with such requirements; and

●	our expected ability to attract and retain key personnel to manage our business effectively.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus supplement, in the 2023 Annual Report under Item 1A. “Risk Factors”, the other documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement, and the risks detailed from time to time in our future SEC reports or registration statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus supplement and documents incorporated by reference herein relate only to events or information as of the date they are made. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $2,709,817 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the ATM Agreement.

We intend to use the net proceeds, if any, from this offering for working capital and other general corporate purposes, including repayment of the following indebtedness:

●	a Convertible Promissory Note issued to DRCR, dated October 7, 2024, in the principal amount of $150,000 (the “October 2024 Note”), which accrues interest at an annual rate of 35%, and will become payable on the date of written demand any time after the closing of the Company’s next financing transaction;

●	a promissory note issued to Daniel Nelson, the Chief Executive Officer, Chairman and a director of the Company, dated September 16, 2024, in the principal amount of $100,000, and any additional advances of up to $100,000, which accrue interest at a monthly rate of 20%, compounded monthly, from the 30th day following the date of issuance to the 150th day following the date of issuance, which will become payable on the earlier of December 16, 2024 or the date of which the Company receiving any funding of $1,000,000, and which must be repaid within two business days of receiving a written demand from Mr. Nelson on or after such date; and

●	a promissory note issued to Daniel Nelson, the Chief Executive Officer, Chairman and a director of the Company, dated April 25, 2024, in the principal amount of $100,000, under which Mr. Nelson made an advance of $75,000 on May 1, 2024 and an advance of $2,500 on June 14, 2024, which accrued interest at a monthly rate of 3.5%, compounded monthly, from the 30th day following the date of issuance to the 150th day following the date of issuance, which became payable on June 25, 2024, and which must be repaid within two business days of receiving a written demand from Mr. Nelson.

Our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our common stock. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant. See also Item 1A. “Risk Factors – Risks Related to Our Common Stock – We do not expect to declare or pay dividends on our common stock in the foreseeable future.” in the 2023 Annual Report, which is incorporated by reference herein.

PLAN OF DISTRIBUTION

We have entered into the ATM Agreement with Wainwright under which we may issue and sell shares of our common stock from time to time having an aggregate gross sales price of up to the amount set forth on the cover page of this prospectus supplement, as supplemented from time to time, through or to Wainwright acting as sales agent or principal. The ATM Agreement has been filed with the SEC as an exhibit to the registration statement of which this prospectus supplement forms a part.

Upon delivery of a placement notice, subject to the Company’s instructions, including any price, time or size limits specified by the Company, and the terms and conditions of the ATM Agreement, Wainwright may offer and sell our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the NYSE American LLC (“NYSE American”), any other existing trading market of our common stock, to or through a market maker, directly to Wainwright as principal, or in privately negotiated transactions at market prices prevailing at the time of sale. We may instruct Wainwright not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Wainwright may suspend the offering of common stock upon notice and subject to other conditions. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock on or through the NYSE American or another existing trading market in the United States at market prices, we will file a prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

We will pay Wainwright commissions, in cash, for its services in acting as agent in the sale of our common stock. Wainwright will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold pursuant to the ATM Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Wainwright for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount up to $50,000, in addition to up to $2,500 per due diligence update session for Wainwright’s counsel’s fees. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Wainwright under the terms of the ATM Agreement, will be approximately $0.1 million.

Settlement for sales of common stock will generally occur on the first trading day following the date on which any sales are made (or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time), or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Wainwright will use its commercially reasonable efforts, consistent with normal sales and trading practices, to solicit offers to purchase shares of our common stock under the terms and subject to the conditions set forth in the ATM Agreement. In connection with the sale of the common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the ATM Agreement will terminate upon termination of the ATM Agreement or as otherwise permitted therein. We and Wainwright may each terminate the ATM Agreement at any time as provided in the ATM Agreement.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. Wainwright and each of its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

This summary of the material provisions of the ATM Agreement does not purport to be a complete statement of its terms and conditions. A copy of the ATM Agreement is filed with the SEC as an exhibit to the registration statement of which this prospectus supplement forms a part.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus supplement and the accompanying base prospectus electronically.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by Bevilacqua PLLC. H.C. Wainwright & Co., LLC is being represented in connection with this offering by Ellenoff Grossman & Schole LLP.

EXPERTS

The financial statements of the Company as of and for the fiscal years ended December 31, 2023 and December 31, 2022 are incorporated into this prospectus supplement by reference in reliance upon the report incorporated by reference of BARTON CPA PLLC, an independent registered public accounting firm, appearing therein (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as disclosed in Note 1 to the consolidated financial statements), and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is https://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.ir.signingdaysports.com. Information accessible on or through our website is not a part of this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), including after the date of the initial registration statement of which this prospectus supplement forms a part was filed and prior to effectiveness of the registration statement of which this prospectus supplement forms a part, until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 29, 2024;

●	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on November 14, 2024;

●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on August 19, 2024;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 15, 2024;

●	our Current Reports on Form 8-K (and any amendments thereto on Form 8-K/A) filed with the SEC on January 8, 2024, January 29, 2024, February 14, 2024, February 28, 2024, March 6, 2024, March 11, 2024, April 11, 2024, April 17, 2024, April 26, 2024, May 3, 2024, May 17, 2024, May 21, 2024, June 14, 2024, June 20, 2024, July 10, 2024, July 18, 2024, July 24, 2024, July 26, 2024, August 12, 2024, September 16, 2024, September 19, 2024, September 19, 2024, September 27, 2024, October 8, 2024, October 10, 2024, October 15, 2024, October 16, 2024, October 17, 2024, November 6, 2024, November 13, 2024, and November 18, 2024, and November 26, 2024 (other than information furnished and not filed); and

●	The description of the common stock which is contained in the Company’s Registration Statement on Form 8-A filed with the SEC on November 9, 2023 (File No. 001-41863) pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement made in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, at no cost, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Signing Day Sports, Inc., Attn: Secretary, 8355 East Hartford Rd., Suite 100, Scottsdale, AZ 85255, or by calling us at (480) 220-6814.

Signing Day Sports, Inc.

Up to $2,709,817

Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

_______, 2024

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Unless the context indicates otherwise, “we,” “us,” “our,” “Signing Day Sports,” “the Company,” “our company” and similar references in this “Part II. Information Not Required in the Prospectus” refer to the operations of Signing Day Sports, Inc., a Delaware corporation.

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts, commissions and non-accountable expense allowance, payable by us in connection with the sale of shares of the Company’s common stock, par value $0.0001 per share (“common stock”), being registered. All amounts, other than the registration fee of the Securities and Exchange Commission (“SEC”) and the fee of the Financial Industry Regulatory Authority, Inc. (“FINRA”), are estimates. We will pay all these expenses.

Amount
SEC registration fee		$15,376.07
FINRA fee		15,500
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Blue Sky, qualification fees and expenses		*
Transfer agent fees and expenses		*
Trustee fees and expenses		*
Warrant agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Second Amended and Restated Certificate of Incorporation of the Company, as amended, authorizes the Company to indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The Second Amended and Restated Bylaws of the Company (as amended, the “Second Amended and Restated Bylaws”), require that we indemnify our directors and executive officers to the fullest extent permitted by law, provided that we may modify the extent of such indemnification by individual contracts with directors and executive officers, and also provided that we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by our board of directors, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL or any other applicable law, or (iv) such indemnification is required to be made under the indemnification rights enforcement provision of the Second Amended and Restated Bylaws. Our obligation, if any, to indemnify any person pursuant to the Second Amended and Restated Bylaws who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

The Second Amended and Restated Bylaws also provide for advancement of expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or executive officer of the Company, or is or was serving at the request of the Company as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses actually and reasonably incurred by any director or executive officer in defending such proceeding, upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses. Notwithstanding the foregoing, generally no advance shall be made by the Company to an executive officer of the Company (except by reason of the fact that such executive officer is or was a director of the Company) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the Company’s interest. The Company’s obligation, if any, to indemnify any person pursuant to the Second Amended and Restated Bylaws who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity. The Second Amended and Restated Bylaws also permit the Company to indemnity its other officers, employees and other agents as set forth in the DGCL. The board of directors has the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the board of directors shall determine.

We have also separately entered into an indemnification agreement with each of our directors and executive officers. Each indemnification agreement provides for indemnification to the fullest extent permitted by law, including: (i) all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director or executive officer, or on their behalf, in connection with any proceeding other than proceedings by or in the right of the Company or any claim, issue or matter therein, if the director or executive officer acted in good faith and in a manner the director or executive officer reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe the director or executive officer’s conduct was unlawful; (ii) all expenses actually and reasonably incurred by a director or executive officer, or on their behalf, in connection with a proceeding by or in the right of the Company if the director or executive officer acted in good faith and in a manner the director or executive officer reasonably believed to be in or not opposed to the best interests of the Company, provided that if applicable law so provides, no indemnification against such expenses shall be made in respect of any claim, issue or matter in such proceeding as to which the director or executive officer shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made; (iii) to the extent that a director or executive officer is, by reason of the director or executive officer’s director or executive officer status, a party to and is successful, on the merits or otherwise, in any proceeding, including by dismissal of such proceeding with or without prejudice, then the director or executive officer shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all expenses actually and reasonably incurred by the director or executive officer or on the director or executive officer’s behalf in connection therewith; and (iv) all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director or executive officer or on a director or executive officer’s behalf if, by reason of the director or executive officer’s status as a director or executive officer, the director or executive officer is, or is threatened to be made, a party to or participant in any proceeding (including a proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of the director or executive officer, except where the payment is finally determined (under the procedures, and subject to the presumptions, set forth in the indemnification agreements) to be unlawful. The Company shall also advance all such expenses incurred by or on behalf of each director or executive officer in connection with any of the above proceedings by reason of the director or executive officer’s director or executive officer status within 30 days after the receipt by the Company of a statement or statements from the director or executive officer requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the director or executive officer and shall include or be preceded or accompanied by a written undertaking by or on behalf of the director or executive officer to repay any expenses advanced if it shall ultimately be determined that the director or executive officer is not entitled to be indemnified against such expenses. Any advances and undertakings to repay shall be unsecured and interest free. The indemnification agreements also provide for payments by the Company for the entire amount of any judgment or settlement of any action, suit or proceeding in which it is liable or would be liable if joined in such action, subject to the other terms and provisions of the indemnification agreements, and certain other indemnification and payment obligations. The indemnification agreements also provide that if we maintain a directors’ and officers’ liability insurance policy, that each director and executive officer will be covered by the policy to the maximum extent of the coverage available for any of the Company’s directors or executive officers.

We have obtained standard directors and officers liability insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which we may make to such officers and directors pursuant to the indemnification agreements described above or otherwise as a matter of law.

The underwriting agreement with the underwriters of the Company’s initial public offering, filed as Exhibit 1.1 to this registration statement, provides for indemnification, under certain circumstances, by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of November 13, 2023, by and between Signing Day Sports, Inc. and Boustead Securities, LLC (as representative of the underwriters named therein) (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed on November 17, 2023)
1.2*	Form of Underwriting Agreement
1.3**	At The Market Offering Agreement, dated as of December 2, 2024, by and between Signing Day Sports, Inc. and H.C. Wainwright & Co., LLC, as sales agent
2.1	Agreement and Plan of Merger of Signing Day Sports, LLC, Signing Day Sports Baseball, LLC, and Signing Day Sports Football, LLC, with and into Signing Day Sports, Inc. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-1 filed on May 15, 2023)
4.1	Second Amended and Restated Certificate of Incorporation of Signing Day Sports, Inc. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed on March 29, 2024)
4.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Signing Day Sports, Inc. filed with the Secretary of State of the State of Delaware on November 15, 2024 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 18, 2024)
4.3	Second Amended and Restated Bylaws of Signing Day Sports, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on May 15, 2023)
4.4	Amendment No. 1 to the Second Amended and Restated Bylaws of Signing Day Sports, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 8, 2023)
4.5	Representative’s Warrant issued to Boustead Securities, LLC, dated November 16, 2023 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on November 17, 2023)
4.6	Warrant to Purchase Common Stock issued to Boustead Securities, LLC, dated as of December 23, 2021 (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1 filed on May 15, 2023)
4.7	Form of 8% Unsecured Promissory Note (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-1 filed on May 15, 2023)
4.8	Form of Warrant to Purchase Equity Securities issued with 8% Convertible Unsecured Note (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-1 filed on May 15, 2023)
4.9	Form of Warrants to Purchase Common Stock issued to Boustead Securities, LLC, as placement agent for purchases pursuant to Common Stock Purchase Agreement, dated January 5, 2024, between Signing Day Sports, Inc. and Tumim Stone Capital LLC (incorporated by reference to Exhibit 4.18 to the Annual Report on Form 10-K filed on March 29, 2024)
4.10	Promissory Note issued to Daniel Nelson, dated as of April 25, 2024 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on April 26, 2024)
4.11	Form of Common Stock Purchase Warrant issued to FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on May 17, 2024)
4.12	Form of Warrant to Purchase Common Stock issued to Boustead Securities, LLC, dated as of May 20, 2024 (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K/A filed on May 21, 2024)
4.13	Warrant to Purchase Common Stock issued to Boustead Securities, LLC, dated as of July 25, 2024 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on July 26, 2024)
4.14	Promissory Note issued to Daniel Nelson, dated as of September 16, 2024 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on September 16, 2024)
4.15	Convertible Promissory Note issued to Dear Cashmere Group Holding Company, dated as of October 7, 2024 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on October 8, 2024)
4.16*	Form of Certificate of Designation for Preferred Stock
4.17*	Form of Preferred Stock Certificate
4.18**	Form of Indenture
4.19*	Form of Warrant Agreement
4.20*	Form of Warrant Certificate
4.21*	Form of Subscription Rights Agreement
4.22*	Form of Subscription Rights Certificate
4.23*	Form of Unit Agreement
4.24*	Form of Unit Certificate
5.1**	Opinion of Bevilacqua PLLC
5.2**	Opinion of Bevilacqua PLLC
5.3**	Opinion of Bevilacqua PLLC
23.1**	Consent of BARTON CPA PLLC
23.2**	Consent of Bevilacqua PLLC (included in Exhibit 5.1, Exhibit 5.2, and Exhibit 5.3 hereto)
24.1	Power of Attorney (included on the signature page of this registration statement)
25.1***	Form T-1 Statement of Eligibility to act as trustee under Indenture
107**	Calculation of Filing Fee Table

*	To be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report of the registrant filed pursuant to the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.
***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that: paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 2, 2024.

Signing Day Sports, Inc.

By:	/s/ Daniel Nelson
Daniel Nelson Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Daniel Nelson and Craig Smith as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre- and post-effective amendments) to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Nelson	Chief Executive Officer (principal executive officer),	December 2, 2024
Daniel Nelson	Chairman, and Director

/s/ Damon Rich	Interim Chief Financial Officer (principal financial officer	December 2, 2024
Damon Rich	and principal accounting officer)

/s/ Jeffry Hecklinski	President and Director	December 2, 2024
Jeffry Hecklinski

/s/ Greg Economou	Director	December 2, 2024
Greg Economou

/s/ Roger Mason Jr.	Director	December 2, 2024
Roger Mason Jr.

/s/ Peter Borish	Director	December 2, 2024
Peter Borish